                                                                    Exhibit 10.1

================================================================================

                           PURCHASE AND SALE AGREEMENT

                                      AMONG

                       SREG OPERATING LIMITED PARTNERSHIP,

                    SREG OAKWOOD PLAZA, INC., SREG OBC, INC.,

              SREG HOLLYWOOD HILLS, INC., SREG CYPRESS CREEK, INC.,

                SREG KENDALE, INC., SREG CROSS COUNTY, INC., and

                       SREG ( MILLENIA), INC., as Sellers

                                       AND

                  SWERDLOW REAL ESTATE GROUP, INC., as Swerdlow

                                       AND

                      PRICE ENTERPRISES, INC., as Purchaser

                             Dated as of May 7, 2001








[*] CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                TABLE OF CONTENTS

Section                                                                   Page

1.    PURCHASE AND SALE/ PURCHASE PRICE......................................1

2.    TERMS OF PAYMENT.......................................................3

3.    EARNEST MONEY DEPOSIT..................................................5

4.    FINANCING CONTINGENCY..................................................6

5.    DUE DILIGENCE CONTINGENCY..............................................7

6.    INSPECTION PERIOD......................................................8

7.    INSPECTION.............................................................8

8.    ELECTION TO TERMINATE REGARDING INSPECTION.............................9

9.    ELECTION NOT TO TERMINATE REGARDING INSPECTION.........................9

10.   TENANT ESTOPPEL CERTIFICATES...........................................9

11.   PROPERTY INSPECTION...................................................11

12.   CLOSING DATE..........................................................12

13.   1031 EXCHANGE.........................................................12

14.   PRORATIONS AND CLOSING COSTS..........................................13

15.   REAL ESTATE COMMISSIONS...............................................14

16.   PURCHASE PRICE ADJUSTMENTS............................................15

17.   REPRESENTATIONS AND WARRANTIES OF SELLER..............................25

18.   REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................33

19.   CONDITIONS PRECEDENT TO CLOSING.......................................35

20.   ITEMS TO BE DELIVERED AT CLOSING......................................37

21.   COVENANTS.............................................................39

22.   NO ASSIGNMENT.........................................................47

23.   NOTICES...............................................................47

24.   TERMINATION...........................................................48

25.   INDEMNITY.............................................................48


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26.   REMEDIES..............................................................51

27.   MISCELLANEOUS.........................................................52

28.   DEFINITIONS...........................................................55

29.   EXHIBITS..............................................................68


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                                LIST OF EXHIBITS

         Section of
         Initial
Exhibit  Reference        Description

    A    Recitals         SCHEDULE OF CENTERS, PARTNERSHIPS AND GENERAL PARTNERS

    B    5(a)             PRELIMINARY INSPECTION MATERIALS

    C    5(b)(ii)         TITLE ENDORSEMENTS

    D    10(a)            FORM OF TENANT ESTOPPEL CERTIFICATE

    E    10(a)            FORM OF LANDLORD ESTOPPEL CERTIFICATE

    F                     RENT ROLL

    G    17(h)            GOVERNING DOCUMENTS

    H    17(j)            INSURANCE

    I    17(p)            FINANCIAL STATEMENTS

    J    20(a)(i)         FORM OF ASSIGNMENT OF PARTNERSHIP INTERESTS

    K    28               DISCLOSURE SCHEDULE

    L    20(a)(vi)        FORM OF SELLER'S CLOSING TITLE CERTIFICATE

    M    21(c)(iii)(2)(d) LIST OF CMBS LOAN DOCUMENTS

    N    20(a)(viii)      14 ACRES ADJACENT TO MILLENIA PLAZA CENTER
                          MILLENIA ADJACENT PROPERTY

    O    2(c)             FORM OF PM NOTE

    P    28               FORM OF PRELIMINARY LENDER ESTOPPEL CERTIFICATE


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                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (this "Contract") is made as of the 7th day of May 2001 among SREG Operating Limited Partnership, a Delaware limited partnership ("SREG"), SREG Oakwood Plaza, Inc., SREG OBC, Inc., SREG Hollywood Hills, Inc., SREG OBC, Inc., SREG Cypress Creek, Inc., SREG Kendale, Inc., SREG Cross County, Inc., and SREG (Millenia), INC.,"), each a Delaware corporation (collectively, the "General Partners" and all of the foregoing are collectively referred to as "Seller"), SWERDLOW REAL ESTATE GROUP, INC., a Delaware Corporation ("Swerdlow") and Price Enterprises, Inc., a Maryland corporation ("Purchaser").

                                    RECITALS:

      WHEREAS, the limited partnerships listed in Column 3 of Exhibit A attached hereto (each, a "Partnership," and collectively, the "Partnerships") own fee title to, respectively, the seven (7) commercial retail shopping centers listed in the corresponding row of Column 1 of Exhibit A attached hereto (each, a "Center" and collectively, the "Property");

      WHEREAS, Column 4 of Exhibit A attached hereto identifies, for each Partnership, the sole general partner of such Partnership (each, a "General Partner," and collectively, the "General Partners");

      WHEREAS, SREG owns 100% of the limited partnership interests in each Partnership, Swerdlow owns 100% of the issued and outstanding capital stock of each General Partner, and each General Partner owns 100% of the general partnership interests of the respective Partnership listed opposite said General Partner's name on Exhibit A (the limited and general partnership interests are collectively referred to herein as the "Equity Interests");

      WHEREAS, Purchaser desires to purchase, and Seller desires to sell, the Equity Interests for the Purchase Price (as provided below) on the terms and conditions set forth in this Contract (the definitions of certain capitalized terms used herein are set forth in Section 28 below);

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.    Purchase and Sale/Purchase Price:

            (a) Purchase Price. Purchaser shall pay to Seller, in exchange for Seller's transfer of the Equity Interests as described herein, free of Liens, an amount equal to Two Hundred Eighty-Two Million Two Hundred Seven Thousand and Forty-Six Dollars ($282,207,046) (the "Purchase Price"). The Purchase Price shall be subject to adjustment as provided in subsection (b) below and as otherwise provided herein.

            [***]

[*] CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[***]





[*] CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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[***]









[*] CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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[***]








[*] CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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[***]

      3.    Earnest Money Deposit.

            (a) Deposit of Funds. Purchaser shall deposit earnest money in escrow with the Escrow Agent as follows:

                  (i) Five Hundred Thousand Dollars ($500,000) within three (3) calendar days after the Effective Date; and

                  (ii) One Million Dollars ($1,000,000.00) within three (3) calendar days after Purchaser delivers written notice to Seller of Purchaser's Election Not to Terminate with respect to any of the Centers. Such deposits, together with interest thereon, if any, are collectively referred to herein as the "Earnest Money Deposit". The Earnest Money Deposit shall be held by Escrow Agent in accordance with the Escrow Agreement which shall provide that the Earnest Money Deposit be deposited with, and held by (pending disbursement pursuant to this Contract), the national office of the Escrow Agent located at LandAmerica Financial Services National Division Office, Suite 1560, San Francisco, California, 94105, Attn: Karen Guthrie.

            (b) Allocation of Earnest Money Deposit. The Earnest Money Deposit shall be allocated to the contemplated closings as follows (and, at any such closing, the allocated amount shall be applied against the cash portion of the Purchase Price payable at said closing):

                  (i) $1,000,000 (and interest from time to time accruing thereon) shall be allocated to the CMBS Closing.

                  (ii) $250,000 (and interest from time to time accruing thereon) shall be allocated to the Hollywood Closing.

                  (iii) $250,000 (and interest from time to time accruing thereon) shall be allocated to the Millenia Closing.

                  (iv) Notwithstanding the foregoing:

                        (A) Omitted;

                        (B) If Purchaser's obligation to effect the Hollywood Closing is terminated (or deemed terminated) in accordance with this Contract, and if the CMBS Closing has not occurred and Purchaser's obligation to effect the CMBS Closing has not previously been terminated (or deemed terminated) in accordance with the provisions of this Contract, then the portion of the Earnest Money Deposit allocated to the Hollywood Closing shall be reallocated to the CMBS Closing; and


[*] CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                        (C) If Purchaser's obligation to effect the Millenia
      Closing is terminated (or deemed terminated) in accordance with this Contract, and if either the CMBS Closing or the Hollywood Closing has not previously occurred and Purchaser's obligation to effect the Millenia Closing has not previously been terminated (or deemed terminated) in accordance with this Contract, then the portions of the Earnest Money Deposit previously allocated to the Millenia Closing shall be re-allocated to the CMBS Closing (or, if the CMBS Closing has occurred, then to the Hollywood Closing).

            (c) Disbursement Upon Termination. If Purchaser terminates (or is deemed to have terminated) its obligation to effect a particular closing in accordance with the provisions of this Contract, then the following shall apply:

                  (i) Subject to Section 3(b), the portion of the Earnest Money Deposit previously allocated to said closing shall be retained in escrow and applied against the cash due at the next closing.

                  (ii) Effective as of said termination, Purchaser shall be released from any further obligation to purchase, and Seller shall be released from any further obligation to sell, the Equity Interests attributable to the Relevant Centers with respect to said closing.

                  (iii) Purchaser and Seller shall execute, as further evidence thereof, such cancellation instructions as may be necessary to effectuate the cancellation of their respective obligations to effect said closing, as may be reasonably required by either party or Escrow Agent. Upon the performance by Purchaser and Seller of their respective obligations pursuant to this Section 3(c), neither Purchaser nor Seller shall have any further rights or obligations one to the other with regard to said closing (except for those matters expressly provided for in this Contract to survive the expiration or earlier termination of the parties obligations to effect said closing).

            (d) Disbursement Upon Failure of Condition. If a closing contemplated by this Contract does not occur on or before the relevant closing date established in Section 12 other than by reason of Seller's default or inability to satisfy the conditions to Purchaser's obligations contained herein, Seller shall be entitled to retain for Seller's own account the Earnest Money Deposit then allocated to said closing. If a closing contemplated by this Contract does not occur by reason of Seller's default or inability to satisfy the conditions contained herein to Purchaser's obligations, the Earnest Money Deposit then allocated to said closing shall be returned to Purchaser.

      4. Financing Contingency: The Closing of the CMBS Centers is contingent upon receipt of the following consents and confirmations from the CMBS Lender, as follows:

            (a) Purchaser's obligations to consummate the CMBS Closing shall be subject to the condition precedent that Purchaser shall have received by the fifth (5th) day prior to the Contingency Date a Preliminary Lender Estoppel which shall confirm that the outstanding indebtedness under the CMBS Debt as of the date of the Preliminary Lender's Estoppel Certificate is no greater than $162,828,873 (the "CMBS Maximum Loan Amount"); and


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            (b) Seller's and Purchaser's obligations to consummate the CMBS
Closing shall be subject to the condition precedent that Seller and Purchaser shall have received by the fifth (5th) day prior to the Contingency Date an agreement that effective as of the CMBS Closing, Seller and its Affiliates (including the Guarantors) shall be released from any further liability in respect of the CMBS Debt.

Seller and Purchaser shall cooperate in good faith to obtain the documents described above, including the provision of a new guarantor entity to provide guaranties (of the type presently set forth in the CMBS Loan Documents) of the non-recourse carve-out provisions and the environmental indemnities (it being understood, however, that the costs of pursuing the above documents shall be borne as set forth in Section 14). The conditions precedent described in Sections 4(a) and 4(b) shall not be deemed satisfied unless Purchaser on or before the Contingency Date evidences in writing its satisfaction with the above-described documents. If the foregoing conditions precedent are not timely satisfied, then this Contract shall be terminated, and the provisions of Section 3(c) shall apply.

      5.    Due Diligence Contingency:

            (a) Preliminary Inspection Materials: Seller has delivered to Purchaser the documents, agreements, studies, reports, maps, surveys, plans and specifications which were in Seller's possession and represents that such materials fairly provide accurate and materially complete information in Seller's possession (or otherwise known by Seller) concerning the matters described in Exhibit B. Should Seller discover or receive any additional such materials after the date hereof, Seller promptly shall deliver the same to Purchaser. Seller further shall cooperate in delivering to Purchaser any supplemental materials in Seller's possession as Purchaser reasonably requests. Should Seller deliver any supplemental materials pursuant to this Section 5(a) subsequent to the Contingency Date which indicate that the assets, liabilities, business or prospects of a Partnership as of the Contingency Date were less advantageous (from the vantage point of the Partnership) in a material adverse manner than indicated by the materials delivered prior to the Contingency Date, then (i) if such materials are delivered within seven (7) days of the closing date scheduled under Section 12 of this Contract with respect to the Center owned by said Partnership, then said closing date shall be extended for a period of seven (7) days, and (ii) Purchaser shall have the right, for a period of seven (7) days after its receipt of the same, to terminate its obligation to effect said closing, in which case the provisions of Section 3(c) shall apply.

            (b) Survey; Title: Seller, at Seller's expense, has delivered to Purchaser the following:

                  (i) Survey: A copy of the surveys of the Property as described on Exhibit B hereto.

                  (ii) Title: A current preliminary title report and/or commitment(s) for title insurance covering the Property owned by the Partnerships in the amount of the Purchase Price, issued by the Title Company, and Seller shall arrange for a continuation of such title reports to a date after the date hereof, showing title in the name of the


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      applicable Partnerships, and together with a copy of all documents referred to as exceptions or otherwise described therein, including, but not limited to, any plat map, and including the coverages and endorsements available in Florida and described on Exhibit C attached hereto (the "Preliminary Title Report"). The Preliminary Title Report shall also contain UCC searches in the name of the Seller and in the name of the Partnerships in each county and state where the Property is located relating to the partnership interests being sold and to the Personal Property owned by the Partnerships.

            (c) Environmental/Engineering: Purchaser may, at its expense obtain current phase I environmental audits and architectural and engineering reports on the Centers prepared by Building Diagnostics, Ltd., located in Silver Springs, Maryland, and containing such information as required by Purchaser (each an "Environmental and Engineering Report"). Notwithstanding the foregoing, in the event any Environmental and Engineering Report for any Center reveals a material defect in any of such other Center (other than contamination at Kendale Lakes Plaza or Cross County Plaza from off-site sources) based upon which Purchaser elects in accordance with Section 8 to terminate Purchaser's obligation to effect the closing which was to involve such Center, then Seller agrees to reimburse Purchaser for one-half of the costs of any such other Environmental and Engineering Report, including one-half of the costs for any Environmental and Engineering Report relating to a Center cross collateralized with the Center which had the material defect. In addition, in the event Purchaser fails to close on any of the Centers for any reason and Seller determines that Seller has a need for and is satisfied with the quality and completeness of any Environmental and Engineering Report relating to any of the Centers Purchaser fails to close on, to be determined at Seller's sole discretion, Seller agrees to reimburse Purchaser for one-half of the cost of any such Environmental and Engineering Report upon such Environmental and Engineering Report being certified to Seller by Building Diagnostics, Ltd., at no additional cost to Seller. Upon Purchaser's receipt of such reimbursement from Seller, Purchaser shall assign any interest of Purchaser in any such Environmental and Engineering Report and the same shall be delivered to Seller, lien free and without any claims thereon by the parties that prepared the same, or by any other party.

      6. Inspection Period: Purchaser shall have until May 31, 2001 (the "Contingency Date) to conduct and complete an investigation, inspection and test of all matters pertaining to the Centers and Purchaser's purchase of the Equity Interests, including, but not limited to, the Preliminary Lender Estoppel Certificate, the Inspection Materials, the Reports, any Environmental and Engineering Report, a physical inspection of the Centers and the Leases (to the extent then existing) of any space within any of the Centers (including without limitation the Millenia Center). Each of Purchaser and Seller further shall have the right, in its sole discretion by written notice to the other on or before May 31, 2001, to extend the Contingency Date to June 30, 2001.

      7. Inspection: If Purchaser is not satisfied with any of the Inspection Materials, its due diligence work or its review thereof, Purchaser may give Seller one or more written notices (an "Objection Notice") on or before the Contingency Date, which shall list each item of objection in particular (an "Objection Matter"). If Purchaser provides to Seller one or more Objection Notices, Seller may elect (but shall have no obligation to), by notice to Purchaser within five (5) calendar days after the Contingency Date (the "Cure Election Deadline"), to cure


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the Objection Matters. If Seller elects to cure the Objection Matters, Seller shall have until the date that is sixty (60) days after the Contingency Date (such period being referred to as the "Cure Deadline") to complete its cure of the Objection Matters, and Seller shall pay all costs associated with such cure of the Objection Matters. The failure of Seller to make an election to cure or not cure within the Cure Election Deadline a particular Objection Matter shall be deemed to be an election by Seller not to cure the Objection Matter.

      8. Election to Terminate Regarding Inspection: Purchaser shall have the right, to be exercised in Purchaser's sole and absolute discretion, to terminate its obligation to effect (i) one or both of the Hollywood Closing and the Millenia Closing or (ii) all Closings, by giving Seller written notice of such election to terminate on or before the Contingency Date; provided, however, that Purchaser's right to terminate its obligation to effect the CMBS Closing and/or one or both of the other closings shall be extended, with respect to such closing, if Purchaser shall have given, prior to the Contingency Date, one or more Objection Notices with respect to the Relevant Centers and Seller shall have failed to elect to cure or elected not to cure such Objection Matters. Any such extension shall be until five (5) days after the relevant Cure Election Deadline. In addition, if Purchaser fails to timely deliver Purchaser's Election Not to Terminate with respect to a closing pursuant to Section 9 below, such failure shall be deemed to constitute Purchaser's election to terminate its obligations to effect such closing pursuant to this Section 8, and provided further that an election to terminate the CMBS Closing shall be deemed to be an election to terminate this Contract as to all closings (other than as provided in Section 13).

      9. Election Not to Terminate Regarding Inspection: In the event Purchaser desires, in Purchaser's sole and absolute discretion, not to terminate its obligation to effect the CMBS Closing and one or both of the Hollywood Closing or Millenia Closing, on or before the Contingency Date, Purchaser shall deliver written notice to Seller of Purchaser's election not to terminate its obligations to effect such closing (a "Purchaser's Election Not to Terminate"); provided, that if Purchaser has, in accordance with Section 7 above, provided one or more Objection Notices to Seller and Seller has made its election to cure the Objection Matters, then Purchaser's Election Not to Terminate as to such closing may be given on or before the date that is five days after the expiration of the Cure Deadline. In the event Purchaser fails to timely deliver to Seller a Purchaser's Election Not to Terminate with respect to any closing in accordance with this Section 9, such failure shall be deemed to constitute Purchaser's election to terminate its obligation to effect said closing. In the event Seller fails or refuses to cure an Objection Matter (whether or not it has elected to do so) and, in any event, Purchaser gives a Purchaser's Election Not to Terminate with respect to a closing, then said closing(s) shall proceed as provided in this Contract without adjustment to the Purchase Price and with Purchaser's acceptance of the Objection Matter in its "as-is, where-is" condition, provided that, except as provided in Section 13 below, Purchaser may only effect the Hollywood Closing and/or the Millenia Closing if it first or simultaneously therewith effects the CMBS Closing.

      10. Tenant Estoppel Certificates:

            (a) Seller shall deliver by no later than fifteen (15) calendar days prior to each closing date for a closing contemplated by this Contract (with respect to each such closing, the


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"Estoppel Delivery Deadline") estoppel certificates substantially in the form of
Exhibit D attached hereto from each of the Tenants under leases pertaining to the Relevant Centers for said closing (each, a "Tenant Estoppel Certificate"), which shall be effective no earlier than thirty (30) calendar days prior to the applicable closing date. Notwithstanding any terms and conditions of this Contract to the contrary, if Seller has diligently used its reasonable efforts to obtain each such Tenant Estoppel Certificate, Seller, for any such Tenant which fails to deliver a Tenant Estoppel Certificate, shall, execute and deliver to Purchaser by the Estoppel Delivery Deadline a landlord estoppel certificate substantially in the form of Exhibit E attached hereto and reasonably satisfactory to Purchaser (each, a "Landlord Estoppel Certificate") in the same form and substance of a Tenant Estoppel Certificate, which Landlord Estoppel Certificate shall be effective as of the Estoppel Delivery Deadline; provided, that for each contemplated closing Seller shall have obtained a Tenant Estoppel Certificate from all of the Tenants under the Leases for the Relevant Centers of not less than the following: (a) all of the Anchor Tenants with respect to the Relevant Centers and (b) at least eighty-five percent (85%) of all the Tenants under the Leases for the Relevant Centers that are not defined as Anchor Tenants (with respect to each Center, the "Shop Tenants"). If Seller fails to provide a Tenant Estoppel Certificate from all of the Anchor Tenants with respect to the Relevant Centers and at least eighty-five percent (85%) of the Shop Tenants with respect to the Relevant Centers, Purchaser may, in its sole and absolute discretion, elect to either (i) proceed with the closing without adjustment to the Purchase Price and waive the delivery of any such Tenant Estoppel
Certificate from such Tenants (but Seller shall nevertheless provide a Landlord Estoppel Certificate for all such Tenants) or (ii) on or before the relevant closing date established pursuant to Section 12, terminate its obligation to effect said closing.

            (b) Purchaser shall neither unreasonably withhold its approval of, nor unreasonably disapprove, any Tenant Estoppel Certificate or Landlord Estoppel Certificate (together referred to as an "Estoppel Certificate"). Any Estoppel Certificate which confirms the same financial information as contained in the corresponding Lease delivered to Purchaser shall be deemed approved for purposes of this Section 10 with respect to such financial information (it being understood that the foregoing shall not be construed as limiting Purchaser's right, in its sole discretion, to terminate its obligations to effect a closing hereunder in accordance with Section 8). With respect to each closing contemplated by this Contract, if Purchaser disapproves any Estoppel Certificate delivered with respect to Leases for the Relevant Centers, then Purchaser may deliver to Seller one or more written notices describing in reasonable detail the nature of, and reason for, Purchaser's disapproval (each an "Estoppel Objection Notice") within seven (7) days following Purchaser's receipt of Estoppel Certificates for all of the Leases for the Relevant Centers. Each Estoppel Objection Notice shall list each item of dissatisfaction or objection in particular (each, an "Estoppel Objection Matter" and collectively, the "Estoppel Objection Matters"). Except to the extent that Seller receives an Estoppel Objection Notice with respect to a Lease within such seven (7) day period, Purchaser shall be deemed to have approved the Estoppel Certificates pertaining to such Leases. If Seller receives one or more Estoppel Objection Notice(s) within such seven (7) day period, then Seller may, but shall not be obligated to, agree to endeavor to cure some or all of the Estoppel Objection Matters described in such Estoppel Objection Notice by delivery of written notice of such election to Purchaser (the "Estoppel Cure Notice") within three
(3) business days after receipt of such Estoppel Objection Notice(s). If Seller fails to give an Estoppel Cure Notice to Purchaser within such three (3)


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business day period with respect to a particular Estoppel Objection matter, then
Seller shall be deemed to have elected not to endeavor to cure such Estoppel Objection Matter. If Seller timely agrees to endeavor to cure an Estoppel Objection Matter raised with respect to Leases of space within the Relevant Centers involved in a closing contemplated by this Contract, then Seller shall have the right to effect such cure until sixty (60) days after the last day on which Seller received an Estoppel Objection Notice from Purchaser with respect to such Relevant Centers (for each contemplated closing, the "Estoppel Cure Deadline"). If Seller elects to cure an Estoppel Objection Matter in its Estoppel Cure Notices, then it shall pay all costs associated with such cure.

            (c) With respect to each closing contemplated by this Contract, if Seller (x) fails or elects not to cure an Estoppel Objection Matter in accordance with Section 10(b), or (y) fails to provide Purchaser with an Estoppel Cure Notice for an Estoppel Objection Matter in accordance with Section 10(b), then Purchaser may, as its sole and exclusive remedy, either:

                  (i) Waive such Estoppel Objection Matter by notice to Seller given within seven (7) days after Purchaser has received the Estoppel Cure Notice indicating Seller's election not to cure such Estoppel Objection Matter, or within seven (7) days after the expiration of the three (3) business day period within which Seller was entitled to have provided the Estoppel Cure Notice, if Seller fails to provide an Estoppel Cure Notice, or (B) as to Estoppel Objection Matters which Seller elects to cure pursuant to an Estoppel Cure Notice but fails to cure by the Estoppel Cure Deadline, within seven (7) business days after the Estoppel Cure Deadline. If Purchaser waives such Estoppel Objection Matter, it shall be deemed to have accepted same and there shall be no Purchase Price adjustment with respect thereto.

                  (ii) Terminate its obligation to effect said contemplated closing by giving Seller written notice of such termination (with respect to said contemplated closing, an "Estoppel Termination Notice") within seven (7) business days after (A) Purchaser has received from Seller the Estoppel Cure Notice indicating Seller's election not to cure such Estoppel Objection Matter, or (B) the expiration of the three (3) business day period within which Seller should have provided an Estoppel Cure Notice, if Seller fails to provide the Estoppel Cure Notice, or (C) the relevant Estoppel Cure Deadline, if Seller elects pursuant to an Estoppel Cure Notice to cure an Estoppel Objection Matter but thereafter fails to effect such cure by the Estoppel Cure Deadline. If Purchaser has not waived its objections as to such Estoppel Objection Matter within the time period as provided for in Section 10(b)(i) and fails to provide an Estoppel Termination Notice to Seller by the applicable deadline described herein, then Purchaser will be deemed to have elected its right to terminate under this Section 10(b)(ii). Notwithstanding anything contained herein, if this Contract is terminated as to the CMBS Centers, it shall be deemed terminated as to the remaining Centers, except as provided in
      Section 13.

      11. Property Inspection: Purchaser shall have the right to conduct an inspection of the Property prior to the Contingency Date. Purchaser shall indemnify and hold Seller harmless from loss, damage, claim or liability (including attorneys fees) caused to the physical condition of the Property arising out of its physical inspection. This provision shall survive Closing or the expiration or earlier termination of this Contract.

      12. Closing Dates:

            (a) The CMBS Closing shall be on a date (the "CMBS Closing Date") and, except as otherwise provided herein the Hollywood Closing shall be on a date (the "Hollywood Closing Date"), which is on or before thirty (30) days after the last to occur of the following: (i) the Contingency Date, (ii) the Cure Deadline for the Relevant Centers or (iii) the expiration of the Estoppel Cure Deadline for the Relevant Centers.

            (b) Notwithstanding the foregoing, Purchaser may extend the date for the Hollywood Closing for up to 30 days on notice given at least 5 days prior to the applicable scheduled closing date scheduled in Section 12(a).

            (c) The Millenia Closing shall occur on the Millennium Closing Date as set forth in Section 16(d)(ii).

            (d) The foregoing closing dates are subject to further extension pursuant to Sections 5(a), 16(b)(ii), 16(c)(ii) and 21(d).

            (e) Each closing shall take place on the applicable closing date (as determined above) at the offices of Greenberg Traurig, LLP, at either 1221 Brickell Avenue, Miami, Florida or 515 East Las Olas Boulevard, Suite 1500, Fort Lauderdale, Florida 33301, as Seller shall designate. Time shall be of the essence with respect to the closing dates established in this Section 12.

            (f) Purchaser may purchase all of the Equity Interests attributable to the CMBS Centers only as a group at the CMBS Closing and; except as provided in Section 13, may purchase the Hollywood Equity and/or the Millenia Equity only if the CMBS Equity is first purchased.

            (g) Purchaser shall obtain title to the Property by acquiring all of Seller's interests in the Partnerships holding title to the Property, as set forth in Exhibit A hereto, versus taking direct title to the Property.

      13. 1031 Exchange. Purchaser shall have the right to acquire the fee title to the Hollywood Center from the applicable Partnership in connection with a
Section 1031 exchange for Purchaser. Any such exchange may precede the CMBS Closing. Should Purchaser elect, with notice to Seller, to acquire the Hollywood Center as replacement properties in connection with an IRS Section 1031 exchange, Seller shall take such steps as Purchaser reasonably may request in order to satisfy the requirements of such a transaction. Purchaser shall provide Seller with written notice of such election at least 15 days prior to the closings otherwise applicable to such Centers. Should Purchaser make such election, the parties shall make appropriate adjustments to the mechanics contemplated for the Hollywood Closing (e.g., Seller shall cause the Partnership owning the Hollywood Center to transfer fee title to the Center to a designee identified by Purchaser, rather than Seller transferring to Purchaser the Equity Interests attributable to the Center), provided that Seller shall not be obligated to pay any additional costs or expenses, including any incremental escrow, transfer tax, assumption tax on notes or mortgages, and title and brokerage cost beyond that which Seller otherwise would have been required to pay at the closing for such Center had Purchaser not made such election.

      14. Prorations and Closing Costs: The following shall apply with respect to each closing:

            (a) At any closing contemplated by this Contract, Purchaser shall pay (i) Purchaser's attorneys' fees; (ii) one-half of the Escrow Agent's fees and costs associated with the escrow, to the extent not previously paid; (iii) in the case of the CMBS Closing, to Seller all utility deposits, amounts held in reserve by the CMBS Lender for future expenditures for tenant replacement and for insurance, taxes and capital expenditures; (iv) in the case of the Hollywood Closing or the Millenia Closing, respectively, all costs of obtaining new financing for such Centers; (v) the cash portion of the Purchase Price payable at said closings (as determined in accordance with Section 2, but subject to any proration adjustment required by this Section 14); (v) all costs and transfer taxes required by Section 13, and (vi) Purchaser's share of prorations.

            (b) Seller shall pay: (i) all Title Costs to the Title Company and the cost of the endorsements to the Title Policy available in Florida and as requested by Purchaser as per Exhibit C; (ii) any additional surveyor costs incurred in accommodating any comments to the surveys reasonably made by Purchaser, pursuant to Objection Notices delivered pursuant to Section 7; (iii) all costs assessed in connection with or as a condition to the provision of the Preliminary Lender Estoppel and Final Lender Estoppel (including, for example, all application fees, credit assessment charges, professional fees (including attorneys, appraisers and accountants), recording and title charges, Assumption Fee, etc., it being understood, however, that Seller has not committed to bear any principal paydown or new or increased deposits or fees, other than the Assumption Fee, in order to obtain the consent of the CMBS lender to the transactions contemplated hereby; (iv) one-half of the Escrow Agent's fees and costs associated with the Escrow Agreement; (v) Seller's share of prorations;
(vi) Seller's attorneys' fees; and (vii) except as provided in Section 13, all transfer taxes, if any, applicable to the transactions contemplated hereby, including documentary stamp tax, mortgage, recording and other transfer taxes payable with respect to the transactions contemplated hereby, if any, and any sales, use or other taxes imposed as a result of the transfer of the beneficial ownership of the Partnerships' real and personal property pursuant to this Contract, any Tax attributable to the transfer of the Equity Interests pursuant to this Contract, and any interest or penalty asserted with respect to any such Tax (collectively, the "Transfer Taxes"), and any interest or penalty attributable to any of the foregoing.

            (c) All rents, taxes (including property taxes and assessments which are required to be paid with property tax billings, but excluding Transfer Taxes), operating costs and other customary items of income and expense relating to the operation of the Relevant Centers with respect to a Closing, shall be prorated as of the closing, giving appropriate credit to Seller for those operating expenses, not including property taxes and assessments, paid in advance by the Partnerships and applicable to the month of the closing, and for which tenants are responsible for payment after the closing. In the event an Anchor Tenant who is reasonably financially acceptable to Purchaser and whose lease requires that such Anchor Tenant pays its property taxes directly to the appropriate taxing authority, fails to pay its share of property taxes for the year of said closing and after having been billed for same, and after commercially reasonable efforts are made by Purchaser to collect the same, then the Purchaser shall offset the amount of such uncollected taxes prorated to the closing date, against the Promissory Note, whereupon the Purchaser's rights to collect such prorated portion of such unpaid property taxes shall be assigned to Seller.

            (d) Tenant security deposits relating to Leases of space within the Relevant Center (to the extent not applied to tenant obligations and retained by Seller if allowed per the terms and conditions of any such Tenant Lease) shall be credited against the cash portion of the Purchase Price otherwise payable at a closing pursuant to Section 2. Items of income and expense that cannot be prorated as of the closing, such as percentage rents payable in arrears following the closing that pertain in part to periods prior to the closing, shall be reprorated by the parties outside of escrow as soon as feasible.

            (e) Omitted.

            (f) Seller shall prepare a good faith estimate of the closing prorations involved in each closing in accordance with this Section and shall provide supporting documentation as soon as reasonably possible prior to the closing, taking into account Current Liabilities and Prepaid Payables.

            (g) Within thirty (30) days after each closing and periodically thereafter, if additional adjustments are necessary, Purchaser shall prepare and deliver to Seller a schedule demonstrating the computation of the closing date prorations, including detailed supporting schedules for each of the line items appearing in such computation.

            (h) If a closing shall occur before property taxes, water rates and charges and sewer taxes and rents are finally fixed with respect to the Relevant Centers, then the apportionments thereof made at the closing shall be based upon the property taxes, water rates and charges and sewer taxes and rents in effect as of the closing date or for the period prior to the period in which the closing date occurs, as applicable. After the closing, Purchaser and Seller shall make any necessary recalculation of the apportionment of any of such items within sixty (60) days after the date on which the amount thereof is finally determined, and promptly make an appropriate settlement based upon such recalculation.

            (i) The provisions of this Section 14 shall survive the closings.

      15. Real Estate Commissions: Purchaser and Seller each represents and warrants to the other that as to itself it has not dealt with any brokers, finders or other similar persons or entities with respect to the transactions contemplated by this Contract, other than S.L. Nusbaum Realty Co. (the "Broker"). Seller shall pay any brokerage commissions, finder's fees and other amounts payable to Broker pursuant to separate agreement. Other than the amount payable by Seller to Broker pursuant to separate agreement and as otherwise disclosed to Purchaser, Purchaser and Seller hereby represent and warrant to each other that the warranting party has not entered into nor will such warranting party enter into any agreement, arrangement or understanding with any person or entity which will result in the obligation of the other party to pay any brokerage commission, finder's fee or other amount in connection with the transactions contemplated by this Contract. Purchaser and Seller hereby agree to and shall indemnify, defend and hold harmless the other from and against any and all claims, costs, damages and/or Liabilities arising from the breach of the foregoing representation and warranty by either Seller or Purchaser, as the case may be. This provision is for the sole benefit of Purchaser and Seller and no third party shall have any rights as a result of this provision.

      16. Purchase Price Adjustments:

            (a) Brainfood Adjustment.

                  (i) Seller and Swerdlow, jointly and severally as tenant, shall master lease the former bookstore space in Cypress Creek Station (the "Brainfood Space") from Purchaser for a period commencing on the CMBS Closing Date and ending on the date (the "Brainfood Reconciliation Date") which is the first to occur of:

                        (A) the date which is thirty six (36) months after the CMBS Closing Date, or

                        (B) the date the Brainfood Space is leased pursuant to a lease (a "Brainfood Replacement Lease") that satisfies each of the following requirements: (1) the lease shall be to a tenant approved by Purchaser, such approval not to be unreasonably withheld (it being understood, however, that Purchaser shall have the right to disapprove a proposed tenant if it has reasonable concerns as to the credit worthiness, reputation or commercial experience of such tenant or as to the manner in which the proposed business of the tenant will integrate with other tenants and uses in the Center); (2) the lease shall be at an annual gross rental rate and upon other terms and conditions substantially and reasonably equal to or better (in terms of benefit to the landlord) than those under the lease with the former tenant of such space, as reasonably determined by Purchaser, but may be at a rental rate less than $20 per gross leaseable square foot; (3) the lease shall be to a tenant who has accepted occupancy, who has provided any requisite security and other deposits, whose obligation to commence paying rent is unconditional, who is not in default in any obligation to pay rent under its lease and who has executed an estoppel certificate reasonably acceptable to Purchaser; and (4) Seller and Swerdlow shall have paid all lease commissions, tenant improvement costs, tenant relocation costs or other similar costs payable by the landlord on account of the Brainfood Replacement Lease, and Seller and Swerdlow further shall have paid to the Partnership owning the Cypress Creek Station an amount equal to any rent credits, rent abatements or other tenant inducements provided to the tenant under the Brainfood Replacement Lease (as reasonably calculated by Purchaser). The tenant under the Brainfood Replacement Lease is referred to as the "Brainfood Replacement Tenant".

                  (ii) Brainfood Master Lease. The base rent payable by Seller and Swerdlow, as tenant, during the term of the Brainfood Master Lease shall be $20 per gross leaseable square foot, and such Lease further shall obligate Seller and Swerdlow to reimburse Purchaser for operating expenses, maintenance expenses, insurance costs and tax costs in the same manner as the former tenant under the lease of the Brainfood Space was required to reimburse the landlord for such items. All other terms of the Brainfood Master Lease shall be commercially reasonable for the intended master lease purposes. Purchaser, Seller and Swerdlow shall cooperate to approve, at least seven
      (7) days prior to the Contingency Date, the form of the master lease.

                  (iii) Brainfood Note. If at the CMBS Closing the Brainfood Replacement Lease is not in existence, Purchaser shall also deliver at the CMBS Closing, a senior, unsecured promissory note of Price Enterprises, Inc. (the "Brainfood Note") in the principal amount of $1,000,000, bearing interest at 9.5% per annum (and an 18% default rate). The Brainfood Note shall be due and payable in full on the earlier of (x) three (3) years after the CMBS Closing or (y) five (5) days after the Brainfood Reconciliation Date. The Brainfood Note shall be paid first by setoff of the Brainfood Setoff Amount described below. Purchaser further shall have the right to setoff against amounts payable under the Brainfood Note any amounts then remaining owing by Seller and Swerdlow under the Brainfood Master Lease (it being understood, however, that nothing herein shall be construed as affecting Seller's and Swerdlow's obligation to pay amounts under the Brainfood Master Lease as and when due ). Any remaining balance of the Brainfood Note shall be paid in cash.

                        (iv) On the Brainfood Reconciliation Date, the parties shall calculate the "Brainfood Setoff Amount" as follows:

                              Step 1: Compute the Stabilized Rent under the
            Brainfood Replacement Lease. If no Brainfood Replacement Lease exists as of the Brainfood Reconciliation Date, then the amount calculated pursuant to this Step 1 shall be deemed to be zero ($0.00).

                              Step 2: Divide the amount computed in Step 1 by
            9.5%.

                              Step 3: Repeat the calculations undertaken
            pursuant to Steps 1 and 2, but assume a full contractual base rent for the Brainfood Space of $20 per gross leaseable square foot.

                              Step 4: Subtract the amount calculated pursuant to
            Step 2 from the amount calculated pursuant to Step 3.

      The Brainfood Setoff Amount shall equal the remainder computed in Step 4 and shall not exceed the amount then owing under the Brainfood Note.

            (b) CMBS Vacancies.

                  (i) CMBS Master Leases. If any space ("CMBS Vacated Space") within a CMBS Center becomes vacant as a result of a tenant vacating its premises or Seller terminating said tenant's Lease between the Contingency Date and the CMBS Closing Date, and if the aggregate annual gross rent payable under the terms of the pertinent Leases at said Center (for each CMBS Center, the "CMBS Lost Rent") exceeds the Permitted Lost Rent Basket for said CMBS Center, then Seller and Swerdlow, jointly and severally as tenant, shall enter into a master lease with respect to all CMBS Vacated Space within said Center (the "CMBS Master Lease") as follows:

                        (A) The aggregate annual gross rental payable under a CMBS Master Lease for a Center shall be equal to the amount by which the CMBS Lost Rent exceeds the Permitted Lost Rent Basket for said Center. For these purposes, the CMBS Lost Rent for the Center shall be calculated by summing, for all CMBS Vacant Space within a Center, the gross rent that would have been payable under the respective Lease that formerly applied to such CMBS Vacant Space, as such gross rent would have been adjusted from time to time in accordance with the terms of said former Lease. As Replacement Leases at said Center are entered into, the CMBS Master Lease shall be amended from time to time as needed (i) to remove the space covered by the Replacement Lease from the space leased pursuant to the particular CMBS Master Lease, and (ii) to reduce the periodic gross rent payable under the CMBS Master Lease by the periodic gross rent payable under the Replacement Lease. The annual gross rent payable under a CMBS Master Lease shall be paid on a monthly basis in advance on the first day of each calendar month.

                        (B) The term of each particular CMBS Master Lease shall commence on the CMBS Closing Date and shall end on the first to occur of:
      (i) thirty-six (36) months from the CMBS Closing Date, (ii) when all CMBS Vacated Space for the applicable Center has been re-leased pursuant to one or more Replacement Leases, or (iii) when the total periodic annual gross rent from all Replacement Leases at said CMBS Centers has been reduced to zero pursuant to Section 16(b)(i)(A)(ii). For purposes of this Contract, the term "CMBS Vacancy Reconciliation Date" shall mean the date upon which the last of the CMBS Master Leases has terminated.

                        (C) During the term of a CMBS Master Lease, Seller and Swerdlow shall have the right to seek prospective tenants to execute Replacement Leases with respect to space covered by the CMBS Master Lease. All such leases shall be subject to the approval of Purchaser in its sole discretion (provided that if Purchaser refuses to permit the Partnership owning the Center to enter into any such lease proposed by Seller and Swerdlow which qualifies as a Threshold Lease, then (1) the space proposed to be let pursuant to such lease shall be removed from the space covered by the CMBS Master Lease, and (2) the periodic gross rent payable under said CMBS Master Lease shall be reduced, in each case as if such lease had been entered into by the Partnership owning the Center in accordance with
      Section 16(b)(i)(A)). Seller and Swerdlow shall not otherwise use, occupy, sublease or assign its rights under a CMBS Master Lease. Except as set forth above, with respect to each CMBS Vacated Space the terms of the applicable CMBS Master Lease shall be the same as those that applied under the former Lease applying to said CMBS Vacated Space.

                  (ii) CMBS Vacancy Note. If a CMBS Master Lease is required at the CMBS Closing, as provided above, Purchaser shall deliver at the CMBS Closing a senior, unsecured promissory note of Price Enterprises, Inc. (the "CMBS Vacancy Note") in the principal amount equal to the amount obtained by dividing the initial aggregate annual gross rent payable under all of the CMBS Master Leases on the CMBS Closing Date by 9.5% (the "CMBS Vacant Tenant Value"); provided, however, that if such amount is greater than $1,000,000, then:

                              (1) Seller shall have the right, by notice to
            Purchaser on the CMBS Closing Date, to increase the principal amount of the CMBS Vacancy Note to equal the CMBS Vacant Tenant Value; and

                              (2) if Seller does not so elect to increase the
            principal amount of the CMBS Vacancy Note to equal the CMBS Vacant Tenant Value, then the CMBS Closing Date shall be extended for a period of five (5) days, and Purchaser shall have the right during said 5 day period to elect either to terminate its obligation to close as to all Centers or to proceed to close on the CMBS Centers on said extended closing date according to the remaining terms of this Contract.

      The CMBS Vacancy Note shall bear interest at 9.5% per annum (with an 18% default rate) and shall be due and payable in full on the earlier of (x) three (3) years from the CMBS Closing or (y) five (5) days after the CMBS Vacancy Reconciliation Date. The CMBS Vacancy Note shall be paid first by setoff of the CMBS Vacancy Setoff Amount (as described in Section 16(b)(iii) below). Purchaser further shall have the right to setoff against amounts payable under the CMBS Vacancy Note any amounts then remaining owing by Seller and Swerdlow under any CMBS Master Lease (it being understood, however, that nothing herein shall be construed as affecting Seller's and Swerdlow's obligation to pay amounts under each CMBS Master Lease as and when due). Any remaining balance of the CMBS Vacancy Note shall be paid in cash.

                  (iii) CMBS Vacancy Reconciliation. On the CMBS Vacancy Reconciliation Date, the parties shall undertake the following calculations with respect to the CMBS Master Lease.

                        Step 1: Compute the aggregate annualized gross rent
            payable under all CMBS Master Leases as of the day preceding the CMBS Vacancy Reconciliation Date (i.e., without giving effect to the termination of the CMBS Master Leases on the following day).

                        Step 2: Divide the Step 1 amount by 9.5%.

      The "CMBS Vacancy Setoff Amount" shall equal the amount determined in Step 2 above and shall not exceed the amount then owing under the CMBS Vacancy Note.

                  (iv) Notwithstanding the foregoing, Seller and Swerdlow may elect in writing prior to the CMBS Closing to exclude all or a portion of the rent otherwise payable under a CMBS Master Lease as provided above, so as to reduce such CMBS Master Lease or eliminate the need for a CMBS Master Lease entirely. In such event (1) the Purchase Price shall be reduced by an amount equal to such excluded portion of the rent divided by 9.5%, and (2) any reduction in Purchase Price calculated pursuant to clause (1) of this sentence shall be deducted from the cash portion of the Purchase Price payable at the CMBS Closing.

            (c) Hollywood Vacancies.

                  (i) Hollywood Master Lease. If any space ("Hollywood Vacated Space") within the Hollywood Center or the Park Plaza Center becomes vacant as a result of a tenant vacating its premises or Seller terminating said tenant's lease between the Contingency Date and the Hollywood Closing Date, and if the aggregate annual gross rent payable under the terms of the Leases for said tenants (the "Hollywood Lost Rent") exceeds the Permitted Lost Rent Basket for the Hollywood Center, then Seller and Swerdlow, jointly and severally as tenant, shall enter into a master lease with respect to all Hollywood Vacated Space (the "Hollywood Master Lease") as follows:

                        (A) The aggregate annual gross rental payable under the Hollywood Master Lease shall be equal to the amount by which the Hollywood Lost Rent exceeds the Permitted Lost Rent Basket for the Hollywood Center. For these purposes, the Hollywood Lost Rent shall be calculated by summing, for all Hollywood Vacant Space, the annual gross rent that would have been payable under the respective Lease that formerly applied to such Hollywood Vacant Space, as such annual gross rent would have been adjusted from time to time in accordance with the terms of said former Lease. As Replacement Leases are entered into at Hollywood Center, the Hollywood Master Lease shall be amended from time to time as needed (1) to remove the space covered by the Replacement Lease from the space covered by the Hollywood Master Lease and (2) to reduce the periodic gross rent payable under the Hollywood Master Lease by the periodic gross rent payable under the Replacement Lease. The annual gross rent payable under a CMBS Master Lease shall be paid on a monthly basis in advance on the first day of each calendar month.

                        (B) The term of the Hollywood Master Lease shall commence on the Hollywood Closing Date and shall end on a date (the "Hollywood Vacancy Reconciliation Date") which is the first to occur of:
      (i) thirty-six (36) months from the Hollywood Closing Date, (ii) when all Hollywood Vacated Space has been re-leased pursuant to one or more Replacement Leases, or (iii) when the total periodic annual gross rent from all Replacement Leases at the Hollywood Center has been reduced to zero pursuant to Section 16(c)(i)(A).

                        (C) During the term of the Hollywood Master Lease, Seller and Swerdlow shall have the right to seek prospective tenants to execute Replacement Leases with respect to space covered by the Hollywood Master Lease. All such tenants shall be subject to the approval of Purchaser, in its sole discretion (provided that if Purchaser refuses to permit the Partnership owning the Hollywood Center to enter into any such lease proposed by Seller and Swerdlow which qualifies as a Threshold Lease, then (1) the space proposed to be let pursuant to such lease shall be removed from the space covered by the Hollywood Master Lease, and (2) the periodic gross rent payable under the Hollywood Master Lease shall be reduced, in each case as if such lease had been entered into by the Partnership owning the Hollywood Center in accordance with Section 16(c)(i)(A)). Seller and Swerdlow shall not otherwise use, occupy, sublease or assign its rights under the Hollywood Master Lease. Except as set forth above, with respect to each Hollywood Vacated Space the terms of the Hollywood Master Lease shall be the same as those that applied under the former Lease applying to said Hollywood Vacated Space.

                  (ii) Hollywood Vacancy Note. If a Hollywood Master Lease is required at the Hollywood Closing, as provided above, Purchaser shall deliver at the Hollywood Closing a senior, unsecured promissory note of Price Enterprises, Inc. (the "Hollywood Vacancy Note") in the principal amount equal to the amount obtained by dividing the annual gross rent payable under the Hollywood Master Lease on the Hollywood Closing Date by 9.5% (the "Hollywood Vacant Tenant Value"); provided, however, that if such amount is greater than $1,000,000 minus the principal amount of the CMBS Vacancy Note, then:

                              (1) Seller shall have the right, by notice to
            Purchaser on the Hollywood Closing Date, to increase the principal amount of the Hollywood Vacancy Note to equal the Hollywood Vacant Tenant Value; and

                              (2) if Seller does not so elect to increase the
            principal amount of the Hollywood Vacancy Note to equal the Hollywood Vacant Tenant Value, then the Hollywood Closing Date shall be extended for a period of five (5) days, and Purchaser shall have the right during said 5 day period to elect either to terminate its obligation to close as to the Hollywood Center or to proceed to close on the Hollywood Center on said extended closing date according to the remaining terms of this Contract.

                  The Hollywood Vacancy Note shall bear interest at 9.5% per annum (with an 18% default rate) and shall be due and payable in full on the earlier of (x) three (3) years from the Hollywood Closing or (y) five
      (5) days after the Hollywood Vacancy Reconciliation Date. The Hollywood Vacancy Note shall be paid first by setoff of the Hollywood Vacancy Setoff Amount (as described in Section 16(c)(iii) below). Purchaser further shall have the right to setoff against amounts payable under the Hollywood Vacancy Note any amounts then remaining owing by Seller and Swerdlow under the Hollywood Master Lease (it being understood, however, that nothing herein shall be construed as affecting Seller's and Swerdlow's obligation to pay amounts under the Hollywood Master Lease as and when due ). Any remaining balance of the Hollywood Note shall be paid in cash.

                  (iii) Hollywood Vacancy Reconciliation. On the Hollywood Vacancy Reconciliation Date, the parties shall undertake the following calculations with respect to the Hollywood Master Lease.

                        Step 1: Compute the aggregate annualized gross rent
            under the Hollywood Master Lease, as of the day preceding the Hollywood Vacancy Reconciliation Date (i.e., without giving effect to the termination of the Hollywood Master Lease on the following day).

                        Step 2: Divide the Step 1 amount by 9.5%.

            The "Hollywood Vacancy Setoff Amount" shall equal the amount determined in Step 2 above and shall not exceed the amount then owing under the Hollywood Vacancy Note.

                  (iv) Notwithstanding the foregoing, Seller may elect in writing prior to the Hollywood Closing to exclude all or a portion of the rent otherwise payable under the Hollywood Master Lease as provided above, so as to reduce the rent thereafter payable under such Hollywood Master Lease rent or eliminate the need for a Hollywood Master Lease entirely. In such event (1) the Purchase Price shall be reduced by an amount equal to such excluded portion of the rent divided by 9.5%, and (2) any reduction in Purchase Price calculated pursuant to clause (1) of this sentence shall be deducted from the cash portion of the Purchase Price payable at the Hollywood Closing.

            (d) The Millenia Center.

                  (i) Purchaser shall use commercially reasonable efforts to obtain financing satisfactory to Purchaser for the portion of the Purchase Price payable by Purchaser at the Millenia Closing. If Purchaser has not obtained a satisfactory commitment for such financing by September 30, 2001, Purchaser may, on notice to Seller on or before September 30, 2001, elect to terminate its obligation to purchase the Millenia Equity. In such event, Purchaser's obligation to purchase, and Seller's obligation to sell, the Millenia Equity shall terminate, and the $250,000 Escrow Deposit held for the Millenia Closing, and any interest earned thereon will be released to Purchaser and neither party shall have any further rights or obligations with respect to Millenia Center or the Millenia Equity, except for such provisions as are expressly provided to survive termination of this Contract. Purchaser's obligation to effect the Millenia Closing shall be subject to the satisfaction (or waiver by Purchaser) of the following additional conditions:

                        (A) Seller shall have completed construction of (1) all improvements which it is obligated to complete under the agreements pertaining to the leases of space for the Home Depot, Home Expo and B.J.'s stores and (2) all other improvements currently in the process of being constructed at Millenia Center, in each case in a good and workmanlike manner and substantially in accordance with plans and specifications provided to Purchaser as part of the Preliminary Inspection Materials (subject to immaterial deviations from said plans that do not adversely affect the structural integrity or aesthetics of the Millenia Center in any material respect) or as otherwise reasonably approved by Purchaser. Such improvements shall have been constructed through contractors identified in writing by Seller to Purchaser prior to

      September 30, 2001, or as Seller otherwise advises, and such contractors shall have provided commercially customary warranties with respect to such work (e.g., warranties calling for the one year Florida Statutory warranty or any longer warranty provided under the contract with the contractor, it being understood, however, that the warranty period with respect to any roofs included in such work shall be at least ten years) and lien releases assuring that all potential mechanics, materialmen, or similar lien claimants have been paid in full (and copies of the foregoing shall have been provided to Purchaser) or the Title Company shall issue a title policy for the Millenia Amount without exception for mechanics liens or with affirmative insurance against collection thereof.

                        (B) Seller shall have delivered to Purchaser on or before January 15, 2002: (1) as-built plans and a certificate from the architect certifying that the construction was completed substantially in accordance with the plans and specifications; (2) copies of the warranties referenced in Section 16(d)(i)(A); (3) evidence reasonably satisfactory to Purchaser that (a) the tenants under the agreements pertaining to the Home Depot, Home Expo and B.J.'s stores shall have accepted occupancy of their respective premises, commenced operations, provided all applicable security and other deposits, and commenced paying rent under their respective agreements, without the existence of any default with respect to any obligation to pay rent, and (b) with respect to the balance of the Center, there shall exist sufficient tenants meeting the following requirements so that at least eighty percent (80%) of the gross leasable square footage contemplated for the Millenia Center (including the premises contemplated for the Home Depot, Home Expo and B.J.'s stores) shall have been leased to tenants who shall have accepted occupancy of the same, who shall have provided all applicable security and other deposits, whose obligation to pay all rent under their respective leases shall have commenced and who shall not be in default with respect to any obligation under its lease to pay rent; (4) copies of the pertinent leases; (5) tenant estoppel certificates for such leases (executed by the appropriate tenants) reasonably satisfactory to Purchaser; and (6) copies of such governmental permits and certificates of occupancy for such space from the appropriate governmental authorities so as to permit occupancy and use of such space.

                        (C) Purchaser shall have the right to inspect the Millenia Center following delivery of the materials described in Section 16(d)(i)(A) above for the purpose of confirming such matters.

                        (D) The Millenia Closing further shall be subject to each of the conditions set forth in Section 19(a) hereof insofar as they relate to the Millenia Center, the Millenia Plaza Partnership, or the Millenia Equity.

                  (ii) Seller shall apply its reasonable commercial efforts to satisfy the conditions described in Section 16(d)(i) as expeditiously as reasonably possible. The Millenia Closing shall occur thirty (30) days after satisfaction of the conditions in Sections 16(d)(i)(A) and (B); provided, however, that, subject to the satisfaction of such conditions, Purchaser shall use its reasonable commercial efforts to close by December 31, 2001. If the Millenia Closing has not occurred by January 25, 2002, then Purchaser shall have the right to terminate its obligation to purchase the Millenia Equity (in which case Purchaser shall have no further obligations to Seller with respect to The Millenia Center or the Millenia Equity); or Purchaser can extend Seller's right to satisfy the conditions in Section 16(d)(i) for successive 60 day periods until June 30, 2002, at which time if such conditions are not satisfied (or waived by Purchaser) either Seller (provided that Seller is not then in default in its obligations hereunder) or Purchaser can terminate this Contract as to the Millenia Equity on notice to the other.

                  (iii) At the Millenia Closing, Purchaser shall pay to Seller cash required to be delivered pursuant to Section 2(e).

                  (iv) Following the Millenia Closing and continuing through December 31, 2002, Seller shall have a non-exclusive right to seek and to propose to Purchaser potential additional leases for space within The Millenia Center that is vacant as of the Millenia Closing. All such new leases shall be subject to the approval of Purchaser, in its sole discretion, provided that if Purchaser refuses to enter into any proposed lease which qualifies as a Threshold Lease, then such lease shall be treated as if it had been entered into for purposes of calculating the Additional Purchase Price in Section 16(d)(v) below.

                  (v) Subsequent to the Millenia Closing, Purchaser shall pay to Seller, in accordance with this Section 16(d)(v), an amount calculated pursuant to this Section 16(d)(v) (the "Additional Purchase Price") if warranted on account of any "New Lease" (as hereinafter defined) signed or deemed signed between Closing and December 31, 2002. The Additional Purchase Price shall be paid in addition to the Purchase Price previously provided pursuant to Sections 1(b) and 2 in accordance with the provisions of this Section 16(d)(v):

                        (A) If the Millenia Closing occurs prior to December 1, 2001, then on the later of January 10, 2002 or ten (10) days after the Millenia Closing, Purchaser shall pay to Seller an Additional Purchase Price amount calculated as follows:

                              Step 1: In accordance with the Millenia Formula,
            compute the Millenia Amount as of the later of December 31, 2001 or ten (10) days prior to the Millenia Closing, provided that for this purpose: (1) the term "Millenia Leases" shall mean only those leases qualifying as Millenia Leases as of the Millenia Closing and any New Leases as of the later of December 31, 2001 or ten (10) days prior to the Millenia Closing; and (2) for all leases qualifying as Millenia Leases as of the Millenia Closing, the aggregate annual gross income calculated for such leases pursuant to Step 1 of the Millenia Formula shall not exceed the amount calculated for such leases as of the Millenia Closing.

                              Step 2: Subtract the Millenia Amount calculated as
            of the Millenia Closing.

                        (B) On January 10, 2003, Purchaser shall pay to Seller an Additional Purchase Price amount calculated as follows:

                              Step 1: In accordance with the Millenia Formula,
            compute the Millenia Amount as of December 31, 2002, provided that for this purpose: (1) the term "Millenia Leases" shall mean only those leases qualifying as Millenia Leases as of the Millenia Closing and any New Leases as of December 31, 2002; (2) for all leases qualifying as Millenia Leases as of the Millenia Closing, the aggregate annual gross income calculated for such leases pursuant to Step 1 of the Millenia Formula shall not exceed the amount calculated for such leases as of the Millenia Closing; and (3) for all New Leases that were in effect as of the later of December 31, 2001 or ten (10) days prior to the Millenia Closing, the aggregate annual gross income calculated for such leases pursuant to Step 1 of the Millenia Formula shall not exceed the amount calculated for such leases as of the later of December 31, 2001 or ten (10) days prior to the Millenia Closing pursuant to Step 1 of Section 16(d)(v)(A) above and (4) for purposes of clause (i) of Step 3 of the Millenia Formula, the parties shall use the actual annual operating expenses, maintenance expenses, insurance costs and tax costs (adjusted to reflect a full calendar year, if the Millenia Closing was subsequent to January 1, 2002), rather than the projected annual operating expenses, maintenance expenses, insurance costs and tax costs.

                              Step 2: Subtract the sum of (1) the Millenia
            Amount calculated as of the Millenia Closing plus (2) the Additional Purchase Price calculated pursuant to Section 16(d)(v)(A).

                        (C) For purposes of the foregoing calculations, the term "New Lease" means, as of any date, a lease (1) of space that was vacant as of the Millenia Closing, (2) which has been approved by Purchaser in accordance with Section 16(d)(iv) and (3) for which, as of such date, the tenant has accepted the subject space, has delivered a tenant estoppel certificate reasonably satisfactory to Purchaser and any security or other deposits required under the terms of its lease, has become obligated to commence paying rent, and is not in default under any obligation to pay rent under its lease. Seller need not be the procuring cause of any such lease in order for such lease to constitute a "New Lease" for purposes of this Section.

                  (vi) [***]


[*] CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

      17. Representations and Warranties of Swerdlow and Seller. As a material inducement to Purchaser to enter into this Contract and consummate the transactions contemplated hereby, Swerdlow and Seller, jointly and severally, hereby represents and warrants to Purchaser that, except as set forth on the DISCLOSURE SCHEDULE, the following are true and correct:

            (a) Organization, Standing and Power. Swerdlow and each Seller, and each of the Partnerships is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, has all requisite power and authority as to the Partnerships, to own, lease and operate its properties and to carry on its business as now being conducted, and as to Swerdlow and each of the Sellers, to perform its obligations under this Contract, and is duly qualified and in good standing to transact business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be in good standing or so to qualify would not have a Material Adverse Effect or would prevent or materially impair the consummation by Swerdlow or Seller of the transactions contemplated hereby.

            (b) Authority.

                  (i) Swerdlow and each Seller have all requisite power and authority to enter into this Contract and each document, agreement and instrument to be executed and delivered by Swerdlow or Seller pursuant to this Contract and to carry out the transactions contemplated hereby or thereby. The execution, delivery and performance of this Contract by Swerdlow and each Seller has been duly authorized by all necessary action on the part of Swerdlow and each Seller and no other action on the part of Swerdlow or any Seller is required in connection herewith. This Contract has been duly executed and delivered by Swerdlow and each Seller and constitutes a valid and binding obligation of Swerdlow and each Seller enforceable against it in accordance with its terms, subject to equitable principles and applicable bankruptcy, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally. To the knowledge of Swerdlow and each Seller, the execution and delivery of this Contract does not, and the consummation by Swerdlow and each Seller of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material right or benefit under, or the creation or imposition of any Lien on the Equity Interests or the assets of the Partnerships (any such conflict, violation, default, right of termination, cancellation, acceleration, loss, creation or imposition, hereafter a "Violation"), pursuant to, (i) any provision of the Articles of Incorporation, By-laws, partnership agreements, limited liability company agreements or analogous instruments of governance or formation of Swerdlow, Seller, the Partnerships or the General Partners presently in effect (collectively, the "Governing Documents"), or (ii) except as in the DISCLOSURE SCHEDULE, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, writ, order, decree, statute, law, ordinance, rule or regulation applicable to Swerdlow, Seller, the Partnerships or the General Partners, or their respective properties or assets, except in the case of this clause

      (ii), for any such Violation which insofar as reasonably can be foreseen will not have a Material Adverse Effect.

                  (ii) To the knowledge of Swerdlow and Seller, and except for the Preliminary Lender Estoppel and the Final Lender Estoppel from the CMBS Lender and any other matters referenced in the DISCLOSURE SCHEDULE, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, or any other person or entity, is required by or with respect to Swerdlow, Seller or the Partnerships in connection with the execution and delivery by Swerdlow and Seller of this Contract or the consummation by Swerdlow and Seller of the transactions contemplated hereby (except for any such consents, approvals, orders, authorizations, registrations, declarations or filing which, if not made or obtained, will not have a Material Adverse Effect).

            (c) Compliance with Applicable Laws. To the knowledge of Swerdlow and Seller and except as set forth in the DISCLOSURE SCHEDULE, the Partnerships
(i) hold all permits, licenses, variances, exemptions, orders, authorizations and approvals of all Governmental Authorities which are material to the operation of their respective businesses or that are required for the ownership, operation, maintenance and management of the Property (the "Property Permits"), except for Property Permits the failure to obtain which insofar as reasonably can be foreseen will not have a Material Adverse Effect, (ii) are in compliance in all material respects with the terms of the Property Permits, and Swerdlow and Seller are not aware of any facts which would cause Property Permits not to be in full force and effect. The respective businesses of the Partnerships are not being conducted in violation of any law, ordinance or regulation of any Governmental Authority, except for violations which do not, and insofar as reasonably can be foreseen will not, have a Material Adverse Effect. To the knowledge of Swerdlow and Seller, except as set forth in the DISCLOSURE SCHEDULE, as of the date of this Contract, no investigation or review by any Governmental Authority with respect to the Partnerships is pending or threatened other than those the outcome of which, insofar as reasonably can be foreseen, will not have a Material Adverse Effect.

            (d) Absence of Certain Changes of Events. To the knowledge of Swerdlow and Seller, except as set forth in the DISCLOSURE SCHEDULE, and except as contemplated by this Contract, the Partnerships have conducted their respective businesses in the ordinary course and, there has not been (i) any change in the significant accounting policies of the Partnerships since the dates of the financial statements referenced on Exhibit I; or (ii) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) having, or which, insofar as reasonably can be foreseen, will have a Material Adverse Effect.

            (e) Taxes.

                  (i) Filing of Tax Returns. Each Partnership, each General Partner and each of the owner(s) of each General Partner has timely filed with the appropriate taxing authorities all Returns in respect of Taxes required to be filed through the date hereof. The Returns and other information filed is complete and accurate in all respects. Except as specified in the DISCLOSURE SCHEDULE, none of the Partnerships or General Partners have requested any extension of time within which to file Returns in respect of any Taxes. The DISCLOSURE SCHEDULE sets forth each jurisdiction, including each state and foreign country, in which the Partnerships are subject to imposition of a Tax and the nature of each such Tax. Each Partnership and each General Partner has delivered to Purchaser complete and accurate copies of its federal, state and local Returns for the years 1999 and 2000, if applicable.

                  (ii) Payment of Income Taxes. All Taxes of the Partnerships, the General Partners and the owner(s) of the General Partners, in respect of periods beginning before the date hereof, have been paid, or an adequate reserve (excluding reserves for deferred Taxes to reflect timing differences between book and taxable income) has been established therefor, and neither the Partnerships nor the General Partners or their owner(s) have any liability for Taxes in excess of the amounts so paid or reserves so established. With respect to each Partnership and General Partner, there are no Taxes for which such entity is or may become liable that will apply to a period or portion thereof beginning the day after the date of the closing pertaining directly or indirectly to such entity and that are attributable to income earned or activities occurring on or before such date. All Taxes which any Partnership or General Partner is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities, to the extent due and payable. Each Partnership and General Partner has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any applicable state and foreign laws) and has, within the time and the manner prescribed by law, paid over to the proper governmental authorities all amounts so withheld or has paid any applicable interest or penalties.

                  (iii) Audit History. Except as set forth in the DISCLOSURE SCHEDULE, no material deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to any of the Partnerships or General Partners. Except as set forth in the DISCLOSURE SCHEDULE, there are no pending or, to the best of Swerdlow's and Seller's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of any Partnership or General Partner, and there are no matters under discussion with any governmental authorities with respect to Taxes that is likely to result in any material additional amount of Taxes of any Partnership or General Partner. Audits of Returns for Taxes by the relevant taxing authorities have been completed for each period set forth in the DISCLOSURE SCHEDULE and, except as set forth in the DISCLOSURE SCHEDULE, none of the Partnerships or General Partners has been notified that any taxing authority intends to audit a return for any other period. Except as set forth in the DISCLOSURE SCHEDULE, no extension of a statute of limitations relating to Taxes is in effect with respect to any of the Partnerships or General Partners. To the knowledge of Swerdlow and Seller, no power of attorney with respect to any Taxes for which any Partnership or General Partner may be liable is currently in force.

                  (iv) Tax Elections.

                        (A) All material elections with respect to Taxes affecting the Partnerships as of the date hereof are set forth in the DISCLOSURE SCHEDULE.

                        (B) None of the Partnerships: (i) has agreed, or is (or will be by virtue of the transactions contemplated by this Agreement) required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; or (ii) has made any such election or is required to apply any of the foregoing rule under any comparable state or local income tax provisions.

                        (C) None of the Partnerships has taken any positions on its United States federal income tax Returns that would require disclosure in order to avoid a substantial understatement penalty within the meaning of Code Section 6662.

                  (v) Prior Affiliated Groups; Transferee Liability. Except as set forth in the DISCLOSURE SCHEDULE, none of the General Partners has any Liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. None of the Partnerships or General Partners has any liability pursuant to Section 6901 of the Code or otherwise under applicable law by virtue of any transfer of an asset or assets to it.

                  (vi) Tax-Sharing Agreements. All tax-sharing agreements or similar arrangements with respect to or involving any Partnership or General Partner are set forth on the DISCLOSURE SCHEDULE.

                  (vii) Closing Agreements. No Partnership such entity has requested or received any ruling from any taxing authority, or signed any binding agreement with any taxing authority that would impact the amount of Tax after the date of the closing pertaining directly or indirectly to such entity.

                  (viii) FIRPTA and USRPHC. None of Seller or the Partnerships is a "foreign person" as defined in section 1445(f)(3) of the Code.

                  (ix) Assets. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of any of the Partnerships or General Partners. None of the Partnerships has received a notice of tax lien with respect to any of such assets. None of the assets of the Partnerships: (i) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code; (ii) is tax-exempt bond financed property or tax-exempt use property within the meaning of section 168 of the Code; or (iii) is required to be treated as owned by another person pursuant to the so-called safe harbor lease provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

                  (x) Books and Records. Each Partnership has in its possession all material books and records, including supporting documents, required by applicable law regarding the collection and payment of all sales, goods and services and use Taxes required to be collected and paid over by it and regarding all exempt transactions, and each Partnership has maintained all such books and records, including supporting documents, in accordance with applicable law.

                  (xi) Ordinary Course. None of the Partnerships has incurred any Liability for Taxes other than in the ordinary course of business.

                  (xii) Each Partnership is properly characterized as a partnership for federal and all applicable state and local tax purposes.

            (f) No Other Agreements to Sell the Property. Except as set forth in the DISCLOSURE SCHEDULE, as of the date of this Contract neither the Seller nor the Partnerships, nor any of their respective officers, directors, employees or Affiliates, have entered into any agreement to sell any portion of the Equity Interests or the Property to any other person or entity other than Purchaser.

            (g) Title to Equity Interests. SREG is the sole legal and beneficial owner of, and has good and marketable title to, all of the limited partnership interests in the Partnerships, and SREG owns all of such limited partnership interests free and clear of all Liens, Taxes, encumbrances and Liabilities other than the GECC Pledge. Each General Partner listed on Exhibit A is the sole legal and beneficial owners of, and has good and marketable title to, all of the general partnership interests in the corresponding Partnership listed on Exhibit A for said General Partner, and it owns own all of such general partnership interests free and clear of all Liens, Taxes, encumbrances and Liabilities other than the GECC Pledge. There is no authorized or outstanding subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire from a Partnership any equity securities or partnership interests of such Partnership other than the GECC Pledge, there is no commitment on the part of any Partnership to issue shares, subscriptions, warrants, options, convertible securities, partnership interests or other such rights, and no equity securities or partnership interests of any Partnership are reserved for issuance for any such purpose. Except as set forth in the DISCLOSURE SCHEDULE, no Partnership has any obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities. Except for this Agreement, the GECC Pledge and as set forth in the DISCLOSURE SCHEDULE, there is no voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right or proxy relating to any securities of any Partnership.

            (h) Governing Documents and Historic Operations. A correct and complete set of the Governing Documents, in each case as amended or restated to the date hereof, has been delivered to Purchaser and are listed on Exhibit G hereto. Neither Seller, nor the Partnerships, is in violation of any material provisions of the Governing Documents. Since the date of its incorporation or formation, as applicable, no Partnership has engaged in any business or operations other than the ownership of the corresponding Center(s) listed on Exhibit A for said Partnership.

            (i) Title and Liabilities. To the knowledge of Swerdlow and Seller:
(i) each Partnership owns all material patents, trademarks, copyrights, tradenames and other intellectual property rights required in order for such Partnership to continue to operate, in the Ordinary Course of Business and in the manner currently occupied, the corresponding Center(s) listed for said Partnership on Exhibit A; (ii) there are no Liens, asserted or known Liabilities charges, unpaid bills or obligations that relate to the Property that are not specifically listed, on a Center by Center basis, in the DISCLOSURE SCHEDULE, except those that will be borne by Seller (in accordance with Section 14) at the closings.

            (j) Insurance. To the knowledge of Swerdlow and Seller, except as set forth in the DISCLOSURE SCHEDULE, (i) the Property is insured to the extent disclosed on Exhibit H and all such insurance policies and arrangements are disclosed (on a Center by Center basis) on said exhibit; (ii) Swerdlow and Seller are not aware of any facts which would cause such insurance policies not to be in full force and effect through the respective closings contemplated hereby, all premiums with respect thereto to the extent due are currently paid, and neither Seller nor the Partnerships have received any notice of, or are otherwise aware of, any violation in any material respect of any of the terms thereof; and (iii) said insurance is sufficient for compliance by the Partnerships in all material respects with all material requirements of all material agreements and leases to which the Partnerships are a party, the failure of which will not result in a Material Adverse Effect.

            (k) Construction and Condition of Improvements. Except as set forth on the DISCLOSURE SCHEDULE, Swerdlow and Seller are not aware of any violations relating to the construction of the Improvements or of violations of applicable governmental codes, laws, ordinances, rules, and regulations which as reasonably can be foreseen will have a Material Adverse Effect as to such Center. To the knowledge of Swerdlow and Seller, and except (i) as set forth in the DISCLOSURE SCHEDULE, and (ii) for matters which as far as reasonably can be foreseen will not have a Material Adverse Effect, there are no latent defects in any of the structural components, foundations or roofs of the Improvements.

            (l) Zoning. To the knowledge of Swerdlow and Seller and except as set forth in the DISCLOSURE SCHEDULE: (i) no conditional use permit has been used by any governmental authority with respect to any Center; and (ii) as of the date hereof there are no circumstances existing at any Center which Seller knows to constitute a violation of any zoning, building, health, safety, disability, environmental, pollution control, fire or similar law, ordinance, order, directive or regulation respecting the Property or any part thereof, which as reasonably can be foreseen will have a Material Adverse Effect as to such Center.

            (m) Litigation and Condemnation. Except as disclosed in the DISCLOSURE SCHEDULE: (i) Swerdlow and Seller have received no actual notice of, and Swerdlow and Seller are not otherwise aware of, any existing, pending or threatened claims, actions, suits, arbitrations or proceedings (including condemnation proceedings or sales in lieu thereof) affecting or with respect to any aspect of any part of the Property or, the Partnerships; and (ii) Swerdlow and Seller have received no actual notice of the desire of any Governmental Authority or any other entity to take or use the Property or any part thereof.

            (n) Material Agreements. Except as listed in the DISCLOSURE SCHEDULE, there are no Material Agreements. To the knowledge of Swerdlow and Seller, except as otherwise set forth in the DISCLOSURE SCHEDULE (i) each Material Agreement is valid, binding and in full force and effect, and is enforceable by each Partnership that is a party thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law), and (ii) each Partnership that is a party to a Material Agreement has performed in all material respects all the material obligations required to be performed by it to date and is not in default under any Material Agreement to which it is a party. To the knowledge of Swerdlow and Seller, except as set forth in the DISCLOSURE SCHEDULE, there are no service or other contracts with any person or entity relating to the maintenance or management of any Center which cannot be terminated upon thirty (30) days' notice by the Partnership owning that Center.

            (o) Assessments. Except as set forth in the DISCLOSURE SCHEDULE, Swerdlow and Seller are not aware of any existing, pending or threatened improvements, Liens, or special assessments to be made against the Property by any Governmental Authority.

            (p) Financial Statements; Books and Records. Seller has delivered to Purchaser each of the financial statements set forth on Exhibit I. Each of such financial statements: (i) is in accord with the respective books and records of the Partnerships and (ii) has been prepared in accordance with GAAP applied consistently during the periods covered thereby, and fairly present the financial condition and consolidated results of operations for the respective periods covered thereby. To the knowledge of Swerdlow and Seller, all of the books and records relating to the Partnerships, and the Property given to Purchaser by Seller fairly, completely and accurately reflect in all material respects the business and operations of the Partnerships and the ownership, operation and occupancy of the Property and all income received and expenses incurred by the Partnerships in connection therewith.

            (q) Leases. The rent roll attached hereto as Exhibit F (the "Rent Roll") is a true, correct and complete list of the Leases and the Tenants as of the date of the Rent Roll, including, in all material respects, the description, by agreement and document name and date, of each Lease, together with any amendments, assignments and other material documents with respect thereto. To the knowledge of Swerdlow and Seller, as of the date of this Contract; (i) all of the information on the Rent Roll, including the description of the space, the rent and other charges payable by Tenants, the term and options to renew, and the Security Deposits, also is complete, true and correct in all material respects; (ii) each of the Leases is in full force and effect and there is no material monetary or material non-monetary default under any Lease by the tenant thereunder or by Landlord for which notice has been given, nor, to the knowledge of Swerdlow or Seller, has any event occurred which with the giving of notice or the passage of time or both would result in a default thereunder by either the landlord or the tenant. Except as set forth on the DISCLOSURE SCHEDULE, no commission, compensation or other amount is now, or hereafter may become, payable to any broker or other agent under any agreement or understanding in connection with any Lease or the renewal thereof, or any other options thereunder. Except as set forth on the DISCLOSURE SCHEDULE, Seller has received no written request by any Tenants to terminate their Lease or to limit, amend or alter their Lease or its use or occupancy.

            (r) Construction Liens. To the knowledge of Swerdlow and Seller, except as set forth on the DISCLOSURE SCHEDULE: (i) there are no fees, dues or other charges which are due, owing or unpaid, except for any such fees, dues or charges incurred in the Ordinary Course of Business in connection with the construction of or any repairs to any Center and which shall be paid by Seller at or before a closing with respect to such Center(or borne by Seller pursuant to Section 14); and (ii) neither Swerdlow nor Seller has received notice of, or is otherwise aware of, a pending or threatened claim which may or could ripen with the passage of time into a mechanic's lien upon a Center as the result of any contract, agreement or work performed at a Center at the direction of the Partnerships which as reasonably can be foreseen would have a Material Adverse Effect as to such Center.

            (s) Environmental Matters. To the knowledge of Seller and except as set forth in the DISCLOSURE SCHEDULE, as of the date hereof: (i) there is no violation at any Center of any Environmental Law, other than violations which insofar as reasonably can be anticipated would not have a Material Adverse Effect; (ii) no notice, demand, claim or other communication has been given to or served on Swerdlow, Seller or the Partnerships from any entity, Governmental Authority or individual claiming any violation of any of the Environmental Laws or demanding payment, contribution, indemnification, remedial action, removal action or any other action with respect to any actual or alleged environmental damage or injury to persons, property or natural resources applicable to a Center which have not been complied with; (iii) no above ground or underground storage tanks, vessels and related equipment and containers are or ever were located on or below any Center; (iv) the soil, surface water and ground water of, under, on or around the Property are free from Hazardous Materials; (v) the Property has never been used for or in connection with the manufacture, refinement, treatment, storage, generation, transport or hauling of any Hazardous Material in excess of levels permitted by applicable Environmental Laws, nor has the Property been used by Seller or the Partnership for or in connection with the disposal of any Hazardous Material in violation of applicable laws; (vi) no asbestos, PCB's (as hereinafter defined) ACM (as hereinafter defined) or PACM (as hereinafter defined) are installed, used, incorporated into or disposed of on the Property by Seller or the Partnerships; and (vii) no investigation, administrative order, administrative order by consent, consent order, agreement, litigation or settlement is proposed or in existence or threatened with any Partnership, with respect to or arising from the presence of any Hazardous Material or the transport of any Hazardous Material with respect to the Property.

            (t) Utilities. To the knowledge of Swerdlow and Seller, except as set forth in the DISCLOSURE SCHEDULE each Center has access rights and is connected to water, sanitary sewer, storm sewer, gas, electricity, oil, telephone, cable and other utilities reasonably required in any material respect for the ownership, operation and occupancy of the Center as currently operated.

            (v) Integrity of Documents. To the knowledge of Swerdlow and Seller, except as set forth in the DISCLOSURE SCHEDULE: (i) the copies of all documents delivered by Seller to Purchaser pursuant to this Contract are complete and accurate in all material respects;

(ii) the information contained in the attached exhibits and schedules is complete and accurate in all material respects; (iii) the representations, warranties and statements contained in this Contract and in the exhibits and schedules hereto do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in any material respect in light of the circumstances under which they were made, and there are no facts which presently or are reasonably likely in the future to have a Material Adverse Effect which have not been specifically disclosed herein or in the DISCLOSURE SCHEDULE.

            (w) ERISA Matters. No Partnership maintains, or has ever maintained a Benefit Plan or is, has been, or has ever been deemed to be an ERISA Affiliate with respect to a Benefit Plan. In addition, no Partnership contributes to or is required to contribute to or has contributed to or been required to contribute to any Benefit Plan. No Partnership has, or in the past had, or is, has been, or has ever been deemed to have any liability or obligations with respect to any Benefit Plan. No Partnership has engaged in, or is an ERISA Affiliate of an entity that has engaged in, a transaction described in Section 4069 of ERISA. No Partnership has engaged in, or is an ERISA Affiliate of an entity that has engaged in, a transaction described in Section 4212(c) of ERISA.

            (x) None of the Partnerships employs, or has ever employed, an "employee" as defined in Section 3121(d) of the Code, or a "leased employee" as defined in Section 414(n) of the Code, or is, or has ever been, a party or signatory to a collective bargaining agreement with any collective bargaining representative.

            (y) Asbestos Standards. To the knowledge of Swerdlow and Seller, except as set forth in the DISCLOSURE SCHEDULE, Seller has complied in all material requests with all applicable requirements of 29 CFR ss.ss.1910.1001 and 1926.1101 (the "Asbestos Standards"), including, but not limited to, (i) delivery to Purchaser of all material information in Seller's possession regarding the presence, location and quantity of asbestos containing material ("ACM") and presumed asbestos containing material ("PACM"), as such terms are defined in the Asbestos Standards; (ii) providing notice of the presence and location of any ACM or PACM to all Tenants with employees; and (iii) providing notice of the presence and location of any ACM and PACM to all housekeeping and janitorial employees who may come into contact with any ACM or PACM in the course of housekeeping or janitorial activities.

            (z) No Partnership has any subsidiaries.

            (aa) As of the date hereof, Connie Hurst is the property manager for all of the Centers (other than Millenia Center, which at present does not have a property manager).

      18. Representations and Warranties of Purchaser.

            (a) As a material inducement to Seller to enter into this Contract and consummate the transactions contemplated hereby and except as set forth on the DISCLOSURE SCHEDULE, Purchaser hereby makes to Seller the following representations and warranties:

                  (i) Organization, Standing and Power. Each of the Purchaser and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to transact business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be in good standing or so to qualify would not have a Material Adverse Effect or would prevent or materially impair the consummation by the Purchaser of the transactions contemplated hereby.

                  (ii) Authority.

                        (A) The Purchaser has all requisite corporate power and authority to enter into this Contract and to perform its obligations hereunder. The execution, delivery and performance of this Contract by Purchaser and of all documents to be executed by Purchaser hereunder has been duly authorized by all necessary corporate action on the part of the Purchaser. This Contract has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to equitable principles and applicable bankruptcy, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally, subject to the receipt of (1) the consent of Warburg, Pincus Equity Partners, L.P. ("Warburg") which is required under that certain Securities Purchase Agreement dated as of March 21, 2001 and certain of its affiliates; and
      (2) the consent of Excel Legacy Corporation ("Excel") which is required under that certain Agreement and Plan of Merger dated as of March 21, 2001 among Purchaser, Excel and PEI Merger Sub, Inc. Purchaser covenants that it shall apply reasonable commercial efforts to obtain the consents described in clauses (1) and (2) of the immediately preceding sentence on or before the Contingency Date. If Purchaser does not terminate, on or before the Contingency Date and in accordance with Section 8, its obligation to effect the closings contemplated hereby, then Purchaser shall be deemed to have represented and warranted to Seller, as of the Contingency Date, that such consents have been obtained.

                        (B) To the knowledge of Purchaser the execution and delivery of this Contract does not, and the consummation by the Purchaser of the transactions contemplated hereby will not, result in any violation of (i) any provision of the Articles of Incorporation or By-laws or analogous instruments of governance or formation of the Purchaser or any of its Subsidiaries presently in effect, or (ii) any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, writ, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its Subsidiaries, or their respective properties or assets, except in the case of this clause (ii), for any such violation which insofar as reasonably can be foreseen would not have a Material Adverse Effect.

                        (C) Except for filings with the Nasdaq National Market (or any other national securities exchange), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Purchaser or any of its Subsidiaries in connection with the execution and delivery by the Purchaser of this Contract or the consummation by the Purchaser of the transactions contemplated hereby, the failure to obtain which insofar as reasonably can be foreseen would have a Material Adverse Effect.

      19. Conditions Precedent to Closing.

            (a) Conditions to Purchaser's Obligation to Close. In addition to the conditions specified elsewhere in this Contract, Purchaser's obligation to effect the respective closings contemplated by this Contract is subject in each case to the fulfillment of each of the following conditions (in each case to the extent pertaining to said Closing and/or the Relevant Centers):

                  (i) there shall exist on the closing date no pending Order prohibiting, enjoining or restraining Seller from consummating the transactions contemplated hereunder with respect to such closing;

                  (ii) no Material Adverse Change shall have occurred since the date hereof and remain uncured or unremedied;

                  (iii) Omitted

                  (iv) Seller and the Partnerships shall have performed in all material respects their covenants and agreements contained in this Contract required to be performed at or prior to the closing date, and the representations and warranties of Swerdlow or Seller contained in this Contract that are not qualified as to a Material Adverse Effect shall be true and correct in all material respects, and any of such representations and warranties that are so qualified shall be true and correct except where the failure to be so true and correct individually or in the aggregate would not have a Material Adverse Effect, in each case, as of the date of such closing as if made as of such date (except to the extent that the representation or warranty is expressly limited by its terms to another date and except, in the case of the representations and warranties set forth in Section 17(s), that clauses (i) through (vii) thereof shall be deemed modified to reflect any matters set forth in the Environmental and Engineering Reports);

                  (v) all permits, consents, approvals and waivers from Governmental Authorities and other persons or entities (including the Lenders) necessary to the consummation of the transactions contemplated hereby with respect to such closing shall have been obtained;

                  (vi) Seller shall have delivered to Purchaser an opinion of Greenberg Traurig, LLP, counsel to Seller, dated as of the closing date, in form reasonably satisfactory to Purchaser as to the existence, power and authorization of Swerdlow and Seller to execute, deliver and perform their obligations under this Agreement;

                  (vii) All Transfer Taxes if any arising out of or with respect to the Closing shall have been paid by the Seller or Seller shall have arranged for payment to be made at Closing. Seller shall have provided Purchaser with (i) all forms, certificates and/or other instruments required to pay the Transfer Taxes, together with evidence satisfactory to Purchaser that such Transfer Taxes have been or will be paid by Seller, and (ii) a clearance certificate or similar document(s) which may be required by any state taxing authority to relieve Purchaser of any obligation to withhold any portion of the payments to Seller pursuant to this Agreement;

                  (viii) There shall not have been any federal legislative or regulatory change that could cause Purchaser to cease to qualify (either prior to or upon consummation of the transactions contemplated hereby) as a REIT for federal or state income tax purposes;

                  (ix) Seller shall have delivered each of the items to be delivered by Seller pursuant to Section 20;

                  (x) In the case of the Hollywood Closing, Purchaser's obligations to close shall be further subject to the conditions set forth in Section 13 (to the extent applicable to the Hollywood Center); and

                  (xi) In the case of the Millenia Closing, Purchaser's obligations to close shall be further subject to the conditions set forth in Section 13 (to the extent applicable to the Millenia Center).

            (b) Conditions to Seller's Obligation to Close. In addition to the conditions specified elsewhere in this Contract, Seller's obligation to effect the respective closings contemplated by this Contract is subject in each case to the fulfillment of each of the following conditions (in each case to the extent pertaining to said closing and/or Relevant Centers):

                  (i) there shall exist on the Closing Date no pending Order prohibiting, enjoining or restraining Purchaser from consummating the transactions contemplated hereunder;

                  (ii) Purchaser shall have paid the amount due to Seller as set forth in Section 20;

                  (iii) Purchaser shall have delivered each of the items to be delivered by Purchaser pursuant to Section 2 hereof;

                  (iv) Purchaser and its Subsidiaries shall have performed in all material respects their covenants and agreements contained in this Contract required to be performed at or prior to the closing date and the representations and warranties of Purchaser and its Subsidiaries contained in this Contract that are qualified as to a Material Adverse Effect shall be true and correct in all respects and any of such representations and warranties that are not so qualified shall be true and correct except where the failure to be so true and correct individually or in the aggregate would not have a Material

      Adverse Effect, in each case, as of the closing date as if made as of the closing date (except to the extent that the representation or warranty is expressly limited by its terms to another date);

                  (v) all permits, consents, approvals and waivers from Governmental Authorities and other parties (excluding (a) any lenders with respect to the CMBS Debt, if such lender shall have provided the Preliminary Lender Estoppel and (b) any other lenders with security interests in the Relevant Centers or the related Equity Interests, it being understood that in each case it shall be Seller's responsibility to obtain said permits, consents, approvals or waivers) necessary to the consummation of the transactions contemplated hereby shall have been obtained; and

                  (vi) if Purchaser elects to pay a portion of the Purchase Price through delivery of the PM Note, Purchaser shall have delivered to Seller an opinion of counsel to Purchaser in form reasonably satisfactory to Seller as to the existence, power and authorization of Purchaser to execute and deliver the PM Note and the Security Agreement, and as the enforceability of said documents against Purchaser (subject to customary exceptions, including the effects of bankruptcy and equitable principles).

      20. Items to be Delivered at Closing.

            (a) At each closing, Seller shall deliver to Purchaser each of the following (in each case to the extent applicable to the Relevant Center for the closing):

                  (i) Executed and acknowledged counterparts of the Assignment of Partnership Interests conveying ownership to all of the Equity Interests within each of the Partnerships owning any of the Relevant Centers, substantially in the form of Exhibit J.

                  (ii) A certificate from each Seller that it is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                  (iii) With respect to each Partnership owning any of the Relevant Centers, in each case as listed on Exhibit A, searches, in the names of Seller and the Partnership of the Uniform Commercial Code records for the State of Florida and any other state pursuant to whose laws such entities have been formed or are existing. Such searches shall indicate that (a) as of the date of such searches (which date shall be no more than 15 days preceding the relevant closing), the Equity Interests attributable to the Relevant Centers were not the subject of any filed financing statements other than financing statement which will be terminated and released in connection with the closing and (b) the assets of the General Partners and the Partnerships were not subject to any filed financing statements other than financing statements (1) evidencing Permitted Title Exceptions with respect to such Relevant Centers or (2) which will be terminated and released in connection with the closing, or granted to Seller to evidence the Security Agreement for the PM Note.

                  (iv) With respect to each Relevant Center, a fully paid ALTA owner's policy of title insurance or marked up commitment signed and redated as of the closing, insuring the relevant Partnership as owner of its respective Center free and clear of any Liens other than Permitted Title Exceptions with respect to said Center and containing the endorsements referenced in Exhibit C attached hereto (to the extent that the same are issuable under applicable Florida law), each title insurance policy to be issued by the Title Company through its Fort Lauderdale Branch, in an aggregate amount equal to the Purchase Price allocable to that Center and otherwise substantially in the form of the owners' policies of title insurance contained in the Preliminary Inspection Materials.

                  (v) A Closing certificate from Swerdlow and each Seller in the form of Exhibit L (the "Seller's Closing Title Certificate").

                  (vi) In the case of the CMBS Closing: (A) a Final Lender Estoppel with respect to the CMBS Debt which shall be dated no earlier than fifteen (15) days prior to said closing and shall confirm that the outstanding indebtedness under the CMBS Debt shall be no greater than the CMBS Maximum Loan Amount as of the CMBS Closing (it being understood, however, that if the Final Lender Estoppel instead indicates that the outstanding indebtedness under the CMBS Debt shall be greater than the CMBS Maximum Loan Amount as of the CMBS Closing Date, then Purchaser shall have the right, by written notice to Seller, to elect to proceed with the CMBS Closing with no adjustment in the applicable Purchase Price, it being agreed, however, that in such event the cash portion of the Purchase Price payable at the CMBS Closing shall be reduced by an amount equal to the excess of the outstanding indebtedness under the CMBS Debt as of the CMBS Closing Date over the CMBS Maximum Loan Amount); and (B) release of the GECC Pledge and guarantors.

                  (vii) With respect to each Relevant Center, each of the following:

                        (A) Originals of all Leases (and the related Tenant Estoppel Certificate) pertaining to space within the Relevant Centers, and, to the extent in Seller's possession, any subleases relating thereto, including all of the original amendments and guarantees relating to such Leases, together with complete copies of all landlord-to-landlord and tenant-to-tenant assignments of such Leases up to and including the closing date, together with any non-monetary security deposits, advance rentals or other collateral received under such Leases to the extent in Seller's possession;

                        (B) Copies of all material files in Seller's possession or control pertaining to the Leases of space within the Relevant Centers, the management, maintenance or operation of the Relevant Centers and any books and records and any other files which are used in connection with the ownership, operation, management, maintenance or occupancy of the Relevant Centers (including any warranties pertaining to any improvements at the Centers (e.g., roof warranties)); and

                        (C) All keys, combinations to locks and/or passwords, codes or instructions for other security devices related to the Relevant Centers in Seller's possession.

                  (viii) With respect to the Millenia Closing, a recordable restriction or other agreement in form and substance reasonably satisfactory to Seller and Purchaser which shall provide in perpetuity that no building or other improvement which may block visibility to the Millenia Center may be placed above ground in the area shown as "No Build Area" on the Site Plan with respect to the real property adjacent to Millenia Center attached hereto as Exhibit N (the "Millenia Adjacent Property"), other than those consistent with the operation, striping, paving, lighting and landscaping of parking areas thereon, said approval not to be unreasonably withheld.

                  (ix) Resolutions (or other evidence of action reasonably satisfactory to Purchaser) of Swerdlow and each Seller authorizing the transactions effected at such closing.

            (b) At each closing:

                  (i) Purchaser shall make the applicable cash payment to Seller required by Section 2. Purchaser further shall execute and deliver the PM Note and the relevant Security Documents, to the extent called for by
      Section 2(c). Purchaser further shall deliver to Seller to the extent applicable at closing the executed Brainfood Note, CMBS Vacancy Note, and Hollywood Vacancy Note to the extent contemplated hereby, and executed and acknowledged counterparts of the applicable Assignments of Partnership Interests referred to in Section 20(a).

                  (ii) Purchaser shall deliver a resolution of Purchaser authorizing the transactions.

      21. Covenants.

            (a) Pre-Closing Covenants of Seller. With respect to the Relevant Centers for each closing contemplated by this Contract, Seller, jointly and severally, covenants that during the period from the Date of this Contract through the consummation of such closing (or the earlier termination, in accordance with the provisions of this Contract, of Purchaser's obligation to effect said closing), Seller shall comply, and Swerdlow and Seller shall cause each corresponding Partnership listed on Exhibit A with respect to said Relevant Centers to comply, with the agreements set forth in this Section 21(a) (except to the extent that Purchaser otherwise shall consent in writing):

                  (i) Continuity of Operations. Seller shall cause the Partnerships to carry on the business of the Partnerships substantially in the same manner as the Partnerships have heretofore conducted such business, shall not permit said Partnerships to engage in any other business or activity, and shall not introduce any new method of management, operation or accounting with respect to the Relevant Centers, except that the foregoing shall not preclude actions prior to the fifth day preceding the Contingency Date so long as such actions are not inconsistent in any material respect with the transactions contemplated by this Contract and Seller provides Purchaser with written notice of such actions at least 5 days prior to the Contingency Date.

                  (ii) Maintenance. Seller shall cause the Partnerships to maintain the Relevant Centers substantially in their present condition, subject to normal wear and tear (from the last required repair) or damage or loss due to casualty or condemnation, and, without limiting the foregoing, Seller shall cause said Partnerships to not diminish the quality or quantity of maintenance and upkeep services heretofore provided to the Relevant Centers in any material respect.

                  (iii) Existing Leases. Seller shall not, and Seller shall not permit any Partnership to, commit any intentional default by it under any of the Leases of space within the Relevant Centers. Seller shall not, and Seller shall not permit any Partnership to, make any new leases or any amendments to (including any extensions to or renewals of) or cancel any of the existing Leases of space within the Relevant Centers, without the prior written consent of Purchaser in each instance, which consent shall not be unreasonably withheld or delayed.

                  (iv) Existing Loans and Encumbrances. At or before each closing, Seller shall pay off, in full, any and all loans secured by any Relevant Center or the Equity Interests attributable to the Relevant Centers, except for loans secured by Liens which, as of said closing, constitute Permitted Title Exceptions with respect to the Relevant Centers.

                  (v) New Contracts, Encumbrances, etc. Seller shall not permit any Partnership to grant or permit any new encumbrances or Liens on or about the Relevant Centers without the prior written consent of Purchaser in each instance, which consent shall not be unreasonably upheld. Seller further shall not permit any Partnership to enter into any other new Contracts pertaining to any Center except for (1) leases otherwise permitted hereunder and (2) service contracts entered in the Ordinary Course of Business and which are terminable at or before the closing or upon 30 days notice. Seller shall not permit any said Partnership to undertake or omit to undertake any other act which may have a Materially Adverse Effect on a Relevant Center.

                  (vi) Notices. Seller shall cause the Partnership to promptly deliver to Purchaser copies of, all notices of violations of laws, ordinances, orders, condemnations, directives, regulations or requirements issued by, filed by or served by any Governmental Authority against or affecting any said Partnership or any part or aspect of any Relevant Centers received by Seller prior to the date herewith, and at Seller's expense, Seller shall cause the Partnerships to comply in all material respects with all such noted violations issued prior to the Contingency Date. In addition, Seller shall notify Purchaser promptly of any casualty affecting a Relevant Center occurring prior to the closing and Seller shall cause the Partnerships to promptly commence to restore such Relevant Center to at least the condition that existed immediately prior to such casualty in the Ordinary Course of Business and consistent with the requirements of its insurance carrier and the receipt of insurance proceeds therefor, and requirements of applicable mortgages.

                  (vii) Transfer. Except as permitted hereunder, Seller will not, and Seller shall not permit any Partnership to, sell, assign, convey, lease, mortgage, pledge or transfer the Equity Interests or any other interests in the Relevant Centers to any other person, or to create any Lien or encumbrance on the Equity Interests or the Relevant Centers.

                  (viii) Loan Agreement. Notwithstanding anything contained in this Contract, it is expressly understood that (A) Seller and the Partnerships shall be permitted to take any action with respect to any Partnership and any Relevant Center between the date hereof and the date of the closing with respect to such Relevant Center that Seller or said Partnerships are obligated to take under any of the Loan Documents, the Leases or any other agreement by which said Partnerships or any of the Relevant Centers may be bound, without such action constituting a default under this Contract (provided that if such action otherwise would violate a covenant of Seller set forth herein, then Seller promptly shall provide Purchaser with notice of such action), and (B) Seller and said Partnerships shall not be required by this Contract to take (or omit to take) any action which in either case would constitute a default under any of the Loan Documents, the Leases or any other agreement by which the Partnerships or any of the Relevant Centers may be bound.

                  (ix) Insurance. Seller shall cause the Partnership to have in effect and maintain at all times up to the Closing Date for the Relevant Centers the insurance substantially of the kind, in the amount and with the insurers set forth on Exhibit F or equivalent insurance.

                  (x) Omitted

                  (xi) Issuance of Securities. Seller shall not permit any Partnership to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any equity securities of the Partnership any voting debt securities of the Partnership or any securities or options convertible into, or exchangeable or exercisable for, any such equity securities or voting debt securities.

                  (xii) Governing Documents. Seller shall not permit any Partnership to, amend or restate (or propose to amend or restate) the Governing Documents applicable to the Partnership.

                  (xiii) No Acquisitions. Seller shall not permit any Partnership to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or corporation, partnership, limited liability entity, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, in each case, which are material, individually or in the aggregate, to the Partnership, other than in the Ordinary Course of Business or, in the case of the Partnership owning Millenia Center, the improvement of Millenia Center as contemplated hereby.

                  (xiv) No Dispositions. Seller shall not permit any or Partnership to, sell, lease, encumber or otherwise dispose of or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate to Partnership except as provided herein.

                  (xv) Indebtedness. Seller shall not permit any Partnership to, incur, assume or guarantee any indebtedness for borrowed money.

                  (xvi) Other Actions; Notice of Inaccuracies in Representations and Warranties. Neither Seller, nor the Partnerships shall take any action that would or reasonably would be likely to result in any of its representations and warranties set forth in this Contract being untrue in any material respect as of the date made (to the extent so limited) or any of the conditions set forth herein not being satisfied. Further, should Seller learn that any of the representations or warranties of Seller set forth herein are inaccurate in any material respect (as of the date made or thereafter), Seller promptly shall provide Purchaser with written notice describing the inaccuracy.

                  (xvii) Certain Other Actions.

                        (A) Seller shall cause the Partnerships to duly and timely file all reports, federal, state and local Tax Returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by applicable law.

                        (B) Seller shall promptly notify Purchaser of any action, suit, proceeding, claim or audit pending against or with respect to the Partnerships in respect of any federal, state or local Taxes where there is a reasonable probability of a determination or decision by a relevant authority which would materially increase the tax Liabilities of such party.

                        (C) Seller shall not permit the Partnerships to make any changes in their accounting methods or policies except as required by law or generally accepted accounting principles.

                        (D) Seller shall not permit the Partnerships to take any action, or fail to take any action, if such action or failure to act could cause Swerdlow Real Estate Group, Inc. ("Swerdlow") to fail to qualify as a REIT.

                        (E) Seller shall not permit the Partnerships to enter into any letter of intent or contract for the sale of any Equity Interests or the Property.

            (b) Pre-Closing Covenants of the Purchaser. Until the date upon which each of the closings has occurred or Purchaser has been released from any obligation hereunder to effect any further closings:

                  (i) neither the Purchaser nor any of its Subsidiaries shall take any action that would or reasonably would be likely to result in any of its representations and warranties set forth in this Contract being untrue as of the date made (to the extent so limited) or any of the conditions set forth herein not being satisfied.

                  (ii) Purchaser shall cooperate promptly and in good faith with Seller in connection with any obligation, which Seller may have hereunder to obtain the Preliminary Lender Estoppels and the Final Lender Estoppels (it being understood, however, that Purchaser shall not be obligated to incur any financial obligations with respect thereto).

Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Purchaser or Seller from taking, any action at any time or from time to time that in the reasonable judgment of the Board of Directors of Purchaser or Seller, as applicable, upon advice of counsel, is legally necessary or desirable for Purchaser or Swerdlow to maintain its qualification as a REIT for federal and state income tax purposes or to eliminate or reduce income or excise taxes under Sections 856-860 and 4981 of the Code (and similar provisions of state or local tax law), including without limitation, making dividend or distribution payments to stockholders of Purchaser or Seller.

            (c) Covenants with Respect to Certain Tax Matters.

                  (i) Tax Sharing Agreements. All tax-sharing agreements or similar arrangements with respect to or involving any Partnership or General Partner shall be terminated prior to the first to occur of the Millenia Closing, the CMBS Closing or the Hollywood Closing (the "First Closing"), and, after the First Closing, neither Purchaser nor the Partnerships, shall be bound thereby or have any liability thereunder for amounts due in respect thereof. With respect to all of those Partnerships that directly or indirectly relate to one or more Centers which are the subject of a particular closing, all tax-sharing agreements or similar arrangements with respect to or involving such Partnerships and their respective General Partners, shall be terminated prior to such closing, and, after such closing, neither Purchaser nor any of such Partnerships shall be bound thereby or have any liability thereunder for amounts due in respect thereof.

                  (ii) Apportionment. With respect to each Partnership, any Taxes for a period including a Pre-Closing Partial Period and a Post-Closing Partial Period (both as defined below) with respect to such entity shall be apportioned between such Pre-Closing Partial Period and such Post-Closing Partial Period, based, in the case of real and personal property Taxes, on a per diem basis and, in the case of other Taxes, on the actual activities, taxable income or taxable loss of such entity during such Pre-Closing Partial Period and such Post-Closing Partial Period. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of the applicable entity. Notwithstanding the foregoing, the Transfer Taxes attributable to a particular closing shall be paid by Seller as provided in Section 14(b) and shall be deemed attributable to the period up to and including the date on which said closing occurs, except as provided in Section 13. For purposes of this Agreement, (i) a "Pre-Closing Partial Period" with respect to a particular entity means any Tax period beginning before the date of the closing pertaining directly or indirectly to such entity and ending after such date, but only with respect to the portion of such period up to and including such date, and (ii) a "Post-Closing Partial Period" with respect to a particular entity means any Tax period beginning before the date of the closing pertaining directly or indirectly to such entity and ending after such date, but only with respect to the portion of such period beginning the first day after such date.

                  (iii) Filing of Tax Returns and Payment of Taxes.

                        (1) Tax Returns of Partnerships.

                              (a) Termination of the Partnerships. As a result
of the purchase of all of the partnership interests in the Partnerships as provided herein, each Partnership shall be considered terminated as provided in
Section 708(b)(1)(B) of the Code and Treasury Regulations Sections 1.708-1(b)(1)(iii) and 1.708-1(b)(1)(iv), with the date of the termination being the date of the closing pertaining directly or indirectly to such Partnership. As a result of such termination, Seller shall cause the Partnerships to prepared an accounting of the books of each Partnership using an "interim closing of the books" method, and each Partnership's taxable year shall be closed, effective as of the close of business on the date of the closing pertaining directly or indirectly to such Partnership. Said accounting shall be prepared by the Partnerships' accountants (the "Accountants"), on behalf of each Partnership, within 90 days after the date of the closing pertaining directly or indirectly to such Partnership. Seller shall instruct the Accountants to prepare and file on behalf of the Partnerships and at the expense of the Seller a final Tax Return for each Partnership, and to prepare the Schedule K-1's associated with such final Tax Returns, in accordance with Code Sections 706 and 708 and the regulations thereto for the short tax period beginning with the first day of the Partnership's taxable year and ending with the date of the closing pertaining directly or indirectly to such Partnership. Such final Tax Returns shall be available for the review and reasonable approval of Purchaser. Seller shall make a timely and proper election pursuant to Code Section 754 with respect to each Partnership if such would result in a tax benefit to Purchaser, unless, with respect to each Partnership, such an election is already in effect or if Purchaser instructs Seller not to make the election.

                              (b) Tax Returns. With respect to each Partnership,
the Purchaser will be responsible for the preparation and filing of all Tax Returns for the Partnership's successor in interest for tax purposes for all Tax periods beginning on the date of the closing pertaining directly or indirectly to such Partnership. Purchaser will make all payments required with respect to any such Tax Returns.

                              (c) Payment of Taxes. With respect to each
Partnership, to the extent not paid by the Seller on or prior to the date of the closing pertaining directly or indirectly to such Partnership, the Seller shall be responsible for, and shall pay, or cause to be paid, all Taxes of Seller or the Partnership with respect to the Partnership or the Seller's partnership interests in the Partnership that relate to Tax periods ending on or before such date or a Pre-Closing Partial Period, including, without limitation, all Taxes associated with the sale and transfer of Seller's partnership interests in the Partnership hereunder. Seller shall also be responsible for and pay all filing and recording taxes and fees, and all sales, use and transfer taxes and fees, if any, associated with the sale and transfer of Seller's partnership interests in the Partnerships hereunder. With respect to each Partnership, in the case of the portion of any Tax period that begins before the date of the closing pertaining directly or indirectly to such Partnership and ends after such date, Taxes shall be apportioned as provided in Section 21(c)(ii).

                        (3) Payment of Taxes. Promptly after the Purchaser acquires actual knowledge of an amount of Taxes payable by or with respect to any one or more of the Partnerships, which Taxes are attributable to a Pre-Closing Partial Period or a Tax period ending on or before the date of the closing pertaining directly or indirectly to such entity, the Purchaser shall give notice thereof to the Seller. Seller will pay the amount of such Taxes to Purchaser within 30 days after the receipt of such notice provided however that Seller shall have the right to contest such Taxes and not make payment until such contest is finally determined or settled by Seller, and so long as Purchaser shall not be subject to any penalties.

                        (4) Transfer Taxes. Notwithstanding the foregoing provisions of this Section 21(c)(iii), Seller will, at its own expense (except as otherwise provided if fee title to the Hollywood Center is transferred in connection with Purchaser's 1031 exchange) file all necessary Tax Returns and other documentation with respect to the Transfer Taxes, and, if required by applicable law, Purchaser will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation. The parties hereto agree to cooperate with the other in the filing of any Tax Returns with respect to the Transfer Taxes, including supplying in a timely manner a complete list of all property interests held by the Partnerships and any information with respect to such property that is reasonably necessary to complete such Tax Returns. Notwithstanding anything contained herein, Purchaser shall pay all taxes, costs and expenses attributable to the PM Note and Security Agreement.

                  (iv) Post-Closing Audits; Cooperation. With respect to each Partnership, Seller, on the one hand, and Purchaser, on the other hand, agree to give prompt notice to each other of any proposed adjustment to Taxes for periods ending on or prior to the date of the closing pertaining directly or indirectly to such entity or any Pre-Closing Partial Period. Sellers and Purchaser shall cooperate with each other in the conduct of any audit or other proceedings involving any of the Partnerships for such periods and each may participate at its own expense, provided that Seller shall have the right to control the conduct of any such audit or proceeding for which Seller (i) agrees that any resulting Tax is covered by the indemnity provided in Section 25(a)(iii) of this Agreement, and (ii) demonstrates to Purchaser their ability to make such indemnity payment. Notwithstanding the foregoing, Seller may settle or otherwise resolve any such claim, suit or proceeding with the consent of Purchaser, such consent not to be unreasonably withheld. Seller, on the one hand, and Purchaser, on the other hand, agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books and records) related to Partnerships as is reasonably necessary for the preparation of any Tax Return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Seller and Purchaser further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

            (d) Risk of Loss. Except as provided in this Section 21(d), prior to the respective closings contemplated by this Contract the risk of loss from fire, casualty or any other act or occurrence ("Casualty") with respect to the Relevant Centers involved in the closings shall be borne by the Seller. Seller shall immediately notify Purchaser in writing upon the occurrence of any Casualty affecting any Center or any part thereof. Seller further shall provide Purchaser, within twenty (20) days after the occurrence of the Casualty, with a reasonably detailed estimate of the cost to repair the damage resulting from the Casualty (the "Amount of Damage"), which estimate shall be subject to Purchaser's approval (and which approval shall not be unreasonably withheld or delayed). If the Casualty occurs within twenty (20) days of the date scheduled for the closing, unless otherwise agreed by Purchaser said closing date shall be extended until the seventh day after the approval of the Amount of Damage by Purchaser.

                  (i) Fire and Other Casualty. If the Amount of Damage attributable to a Casualty at the Centers involved in the closing is less than five percent (5%) of the Purchase Price allocable to the closing involving such Centers (which, for these purposes, shall mean (A) in the case of the CMBS Centers, the total Purchase Price less the portion thereof payable in cash at the Hollywood Closing or the Millenia Closing, (B) in the case of the Hollywood Closing, shall mean the portion of the Purchase Price payable in cash at the Hollywood Closing, and (C) in the case of the Millenia Closing, shall mean the portion of the Purchase Price payable in cash at the Millenia Closing), then Purchaser shall continue to be obligated to effect such closing in accordance with the balance of the terms set forth in this Contract, except that at such closing Purchaser shall be entitled to a credit against the Purchase Price (which credit shall be effected by reducing the cash portion of the Purchase Price payable at such closing) equal to the sum of (1) any deductibles suffered by the Partnerships owning the Centers prior to having the right to collect proceeds to cover the Amount of Damage under any applicable insurance policies plus (2) any such insurance proceeds collected by Seller or the Partnership on account of such Casualty prior to such Closing, except to the extent that the same (a) have been applied to effecting the repair of the damage, (b) otherwise continue to be held for such purpose by the Partnerships owning the Centers or
(c) otherwise continue to be held as required by the terms of the CMBS Loan Documents. If instead the Amount of Damage attributable to a Casualty at a Centers is greater than or equal to five percent (5%) of the Purchase Price allocable to the closing involving such Centers, then Purchaser shall, at its option, in its sole and absolute discretion, elect one of the following within five (5) days after the approval of the Amount of Damage: (i) terminate its obligation to effect said closing by giving written notice to Seller, in which event the provisions of Section 3(c) shall apply; (ii) extend the scheduled closing date with respect to such closing for a reasonable time, which time shall not exceed one hundred twenty (120) days, in order to enable Seller to repair such damage to the improvements, and in such an event, Seller shall promptly repair such damage, and such damage shall be repaired so that the improvements will conform to the condition of the Centers immediately preceding such Casualty (provided that if such completion has not been accomplished by such extended closing date, then (a) Purchaser shall have a period of five (5) days to elect to proceed thereafter under clause (i) or clause (iii) of this sentence and (b) if Purchaser elects to proceed thereafter under clause (iii) of this sentence, then the closing shall occur on a date selected by Purchaser no later than fifteen (15) days after the five (5) day period afforded Purchaser to make such election); or (iii) close the transaction contemplated by this Agreement, in which event shall continue to be obligated to effect such closing in accordance with the balance of the terms set forth in this Contract, except that at such closing Purchaser shall be entitled to a credit against the Purchase Price (which credit shall be effected by reducing the cash portion of the Purchase Price payable at such closing) equal to the sum of (A) any deductibles suffered by the Partnerships owning the Centers prior to having the right to collect proceeds to cover the Amount of Damage under any applicable insurance policies plus (B) any such insurance proceeds collected by Seller on account of such Casualty prior to such Closing, except to the extent that the same (1) have been applied to effecting the repair of the damage, (2) otherwise continue to be held for such purpose by the Partnerships owning the Centers or (3) otherwise have been applied as required by the terms of the CMBS Loan Documents.

                  (ii) Condemnation. The risk of loss due to condemnation or eminent domain from an applicable governmental authority shall be borne by the Seller. Seller shall immediately notify Purchaser in writing upon notice of knowledge of any condemnation or eminent domain proceeding affecting any Center or any part thereof, which is pending, threatened or contemplated. In the event any portion of any Center is becomes the subject of a condemnation proceeding by an applicable governmental authority prior to the closing with respect to such Center, Purchaser shall, at its option, in its sole and absolute discretion, select one of the following: (i) terminate its obligation to effect said closing by giving written notice to Seller within ten (10) calendar days after Purchaser receives notice of said condemnation or plan or threat of condemnation from Seller, in which event the provisions of Section 3(c) shall apply; or (ii) accept the Property in its condemned state and proceed to close on the transaction contemplated by this Agreement according to the remaining terms hereof, in which event, Purchaser shall be entitled to all the proceeds awarded relating to said condemnation, subject to the terms of the CMBS Loan Documents.

      22. No Assignment. Neither this Contract nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other party; provided, however, that Purchaser may, without such consent, assign all such rights to an Affiliate of Purchaser, provided, however that the PM Note, the CMBS Vacancy, the Hollywood Vacancy Note and the Brainfood Note and all indemnities and other obligations of Purchaser hereunder or made at closing shall be the direct obligation of Price Enterprises Inc. Subject to the foregoing, this Contract shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Contract as a third party beneficiary or otherwise.

      23. Notices. Notices which may or are required to be given under this Contract by any party to another shall be given by hand delivery, transmitted by telecopier, facsimile or by registered or certified mail, return receipt requested, and shall be addressed to the respective parties hereto at their addresses as set forth below or to such other addressee, addresses or facsimile numbers as may be designated by any party hereto by notice addressed to each of the other parties listed below:

                If to Seller or Swerdlow:
                    c/o Swerdlow Real Estate Group, Inc.
                    300 Hollywood Way
                    Hollywood, Florida 33021

                    Attention: Theodore Stotzer, Esq.

                With a copy to:

                    Greenberg Traurig, LLP
                    200 Park Avenue
                    New York, New York 10166
                    Attention: Joseph F. Kishel, Esq. and Alan S. Kleiman, Esq.

                If to Purchaser:

                    Price Enterprises, Inc.
                    801 North 500 West, Suite 201
                    West Bountiful, Utah 84010
                    Attention: Mark T. Burton

                With a copy to:

                    Latham & Watkins
                    701 B Street, Suite 2100
                    San Diego, California 92101
                    Attention: Bruce P. Shepherd, Esq.

Notices shall be deemed to have been given when delivered by hand or transmitted by telecopier or facsimile, on the date indicated as the date of receipt on the transmission confirmation.

      24. Termination. In the event that any condition set forth in Section 19 is not satisfied in all material respects on or prior to the closing date set forth Section 12 for a closing contemplated by this Contract, then the party to this Contract whose obligations are conditioned upon the satisfaction of such condition may in its sole and absolute discretion terminate its obligation to effect said closing by written notice delivered to the other party at or prior to the occurrence of the closing, and the provisions of Section 3(d) thereafter shall apply.

      25. Indemnity.

            (a) Indemnification by Seller and Swerdlow. Seller and Swerdlow, on a joint and several basis, shall indemnify, protect, defend and hold Purchaser and its Affiliates, successors and assigns and persons serving as officers, directors, partners, managers, stockholders, employees and agents thereof (individually a "Purchaser Indemnified Party" and collectively the "Purchaser Indemnified Parties") harmless from and against any Damages which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                  (i) fraud or intentional misrepresentation in any material respect of Seller or Swerdlow under this Contract or in any certificate, schedule or exhibit delivered pursuant hereto (collectively, "Fraud Claims");

                  (ii) any failure to convey title at a closing to the Equity Interests free and clear of any Liens or any inaccuracy in any of the representations or warranties made by Seller and Swerdlow in Sections 3 and 4 of the Seller's Closing Title Certificate delivered pursuant to Section 20 at such Closing (collectively, "Ownership Claims");

                  (iii) with respect to each Relevant Center involved in a closing, any Liability of Swerdlow, Seller or the Partnerships owning the Relevant Centers (collectively, the "Seller Indemnifying Parties" and individually a "Seller Indemnifying Party") incurred in connection with or arising from (i) their respective activities, assets and all events and transactions prior to the closing, and any breach of the representations and warranties or any covenant with respect to, Taxes or Tax related matters set forth herein or in the exhibits hereto, (ii) all Taxes resulting from or arising in connection with a change of ownership or termination of partnership, joint venture, or similar arrangements to which a Seller Indemnifying Party is a party caused by the transactions effected in connection with such closing, (iii) with respect to each Seller Indemnifying Party (other than Seller), all Taxes with respect to such Seller Indemnifying Party with respect to all Tax periods ending on or prior to the date of such closing pertaining directly or indirectly to such Seller Indemnifying Party, (iv) with respect to each Seller Indemnifying Party (other than Seller), all Taxes with respect to such Seller Indemnifying Party with respect to any Pre-Closing Partial Period, (v) all Taxes with respect to Seller with respect to all Tax periods whatsoever (with the Liabilities described in the foregoing clauses (i) through (v), inclusive referred to collectively as "Tax Claims"); and

                  (iv) other than Fraud Claims, Ownership Claims and Tax Claims, any other breach of any representation, warranty or covenant of Seller under this Contract or in any schedule, closing certificate or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants (collectively, "General Claims").

            (b) Limitations on Indemnification by Swerdlow and Seller. Anything contained in this Contract to the contrary notwithstanding, the liability of Seller and Swerdlow to provide any indemnification to any Purchaser Indemnified Party and the right of the Purchaser Indemnified Parties to indemnification under this Section 25 (or otherwise) shall be subject to the following provisions:

                  (i) No claims for indemnification shall be made under this Contract against Seller or Swerdlow, and no indemnification shall be payable to any Purchaser Indemnified Party, with respect to General Claims arising with respect to a Relevant Center, unless a Purchaser Indemnified Party provides Swerdlow and Seller with a written notice asserting such claim within 18 months following the closing with respect to the Relevant Center.

                  (ii) No claims for indemnification shall be made under this Contract against Seller or Swerdlow, and no indemnification shall be payable to any Purchaser Indemnified Party (or any Partnership owning said Relevant Center with respect to any Tax Claim, unless a Purchaser Indemnified Party provides Swerdlow and Seller with a written notice asserting such claim within one month after expiration of all applicable statutes of limitation with respect to the Tax Laws that are the subject of the indemnification claim, and the expiration of all applicable statutes of limitation taking into account any extensions thereof.

                  (iii) No claims for indemnification with respect to Ownership Claims under this Contract with respect to a Relevant Center shall be made by any Purchaser Indemnified Party unless a Purchaser Indemnified Party provides written notice to Swerdlow and Seller of such claim within five years after the applicable closing.

                  (iv) Claims made by any Purchaser Indemnified Party against Seller or Swerdlow for indemnification with respect to Fraud Claims under this Contract or in any certificate, schedule or exhibit delivered pursuant hereto shall not be subject to any of the limitations set forth in Section 25(b).

            (c) Indemnification by Purchaser. Purchaser agrees to indemnify and hold Seller, Swerdlow and their Affiliates and persons serving as officers, directors, partners, managers, stockholders, employees and agents thereof (collectively the "Seller Indemnified Parties") harmless from and against any Damages which may be asserted against, incurred by sustained or suffered by any of them arising from and after a closing hereunder out of or based upon any breach of any representation, warranty or covenant made by Purchaser in this Contract or in any certificate delivered by Purchaser hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach or in anyway relating to or arising out of the ownership of the Equity Interests and the ownership and operation of the Property from and after the applicable Closing Date (except, in each case, to the extent that the claim, action or proceeding arises out of a breach by Swerdlow or Seller of a covenant, representation or warranty set forth herein).

            (d) Limitation on Indemnification by Purchaser. Notwithstanding the foregoing, no indemnification shall be payable to the Seller Indemnified Parties with respect to claims asserted pursuant to Section 25(c) above with respect to a Relevant Center unless a Seller Indemnified Party provides Purchaser with written notice of such claim within eighteen (18) months after the applicable closing. Claims for indemnification with respect to fraud, intentional misrepresentation or the cause or knowledge of a deliberate or willful breach of any representations, warranties or covenants of Purchaser under this Contract or in any certificate, schedule or exhibit delivered pursuant hereto shall not be subject to any of the limitations set forth in Section 25(c).

            (e) Notice; Defense of Claims. An indemnified party shall make claims for indemnification hereunder by giving written notice thereof to the indemnifying party promptly on discovery. If indemnification is sought for a claim or Liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or Liability being asserted, but the failure to do so shall not relieve the indemnifying party from any Liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the basis for the claim for indemnification and any claim or Liability being asserted by a third party. The indemnifying party shall be entitled to direct the defense against a third party claim or Liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld). The indemnified party shall at all times have the right to fully participate at its own expense in the defense of a third party claim or Liability, directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or Liability is given by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or Liability (with counsel selected by the indemnified party), and to compromise or settle it, with consent of the indemnifying party, which consent shall not be unreasonably withheld. If the third party claim or Liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party. Notwithstanding the foregoing provisions of this Section 25(e) to the contrary and Seller's right to contest any Tax Claim, the Seller Indemnifying Parties, on a joint and several basis, shall reimburse Purchaser immediately upon demand for any Tax Claims subject to indemnification under Section 25(a)(iii).

      26. Remedies.

            (a) Purchaser's Remedies. If Swerdlow or Seller shall default in performing any obligation of Swerdlow or Seller under this Contract for any reason, or if any condition to Purchaser's obligation to effect a closing contemplated hereby shall not have been satisfied as of the date scheduled pursuant to Section 12 for said closing, Purchaser may as its sole and exclusive remedy elect to (i) terminate its obligation to effect said closing, in which case the provisions of Section 3(d) shall apply; (ii) seek to enforce the equitable remedy of specific performance of this Contract (it being specifically understood and agreed that such remedy shall be available to enforce, among other obligations, Seller's obligations under Section 16(d) with respect to construction and leasing of the improvements at Millenia Center); or (iii) waive the satisfaction of any unsatisfied condition or obligation and consummate the closing; provided, however, that nothing herein shall be construed as limiting the parties' rights and obligations under Section 25 of this Contract (except that if Purchaser shall have become aware, prior to a closing, of facts which reasonably should have led Purchaser to conclude that Seller or Swerdlow then was in default in its representations, warranties or covenants hereunder or that a condition to such closing has not been satisfied, and Purchaser nonetheless shall have determined to effect such closing, then Purchaser shall be deemed to have waived any right thereafter to pursue any claims under of this Contract against Seller or Swerdlow insofar as such claims arise out of such facts).

            (b) Seller's Remedies. IF PURCHASER SHALL DEFAULT IN PERFORMING ITS OBLIGATIONS HEREUNDER TO EFFECT A CLOSING CONTEMPLATED HEREBY, OTHER THAN (1) DUE TO SELLER'S DEFAULT OR CAUSE, OR (2) DUE TO PURCHASER'S RIGHT TO TERMINATE ITS OBLIGATION TO EFFECT SAID CLOSING PURSUANT TO ANY OTHER PROVISION OF THIS CONTRACT, THEN SELLER SHALL, AS ITS SOLE AND EXCLUSIVE RIGHT AND REMEDY, TERMINATE ITS OBLIGATION TO EFFECT SAID CLOSING AND RETAIN THE EARNEST MONEY DEPOSIT ALLOCATED TO SAID CLOSING PURSUANT TO SECTION 3 (INCLUDING ALL INTEREST THEREON) AS LIQUIDATED DAMAGES AND NOT AS A PENALTY FOR PURCHASER'S DEFAULT (PURCHASER AND SELLER AGREEING THAT IT IS NOT OTHERWISE POSSIBLE TO MEASURE SELLER'S DAMAGES RESULTING FROM PURCHASER'S DEFAULT, INCLUDING ANY COSTS, EXPENSES AND FEES SELLER MAY INCUR IN CONNECTION THEREWITH), AND THEREAFTER NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS, OBLIGATIONS OR LIABILITIES HEREUNDER WITH RESPECT TO SAID CLOSING EXCEPT FOR SUCH INDEMNITY OR OTHER PROVISIONS WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS CONTRACT OR AS TO ANY CLOSING (IT BEING UNDERSTOOD THAT, IN ACCORDANCE WITH THIS CONTRACT, PURCHASER AND SELLER MAY CONTINUE TO BE OBLIGATED TO EFFECT THE OTHER CLOSINGS CONTEMPLATED HEREBY).

            ____________________                _____________________
            Purchaser's Initials                Seller's Initials

      27. Miscellaneous.

            (a) This Contract shall not be amended waived, terminated or otherwise modified in any respect, and no consent or approval required pursuant to this Contract shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged, except as expressly provided to the contrary.

            (b) The Letter of Intent dated February 16, 2001 and all other prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Contract. This Contract shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against the party drafting this Contract.

            (c) Wherever this Contract provides that a party must send a notice, make an election, perform some obligation or take some other action within a specific time period in order to exercise a right or remedy it may have hereunder, time shall be of the essence with respect to the taking of such action or the performance of such obligation.

            (d) Except as expressly provided herein, no failure or delay of any party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

            (e) This Contract may be executed in several counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

            (f) The captions in this Contract are inserted for convenience and reference only and shall in no way affect, define, limit or describe the scope, intent or construction of any provision hereof.

            (g) This Contract shall be interpreted and enforced in accordance with the laws of the State of Florida without reference to principles of conflicts of laws.

            (h) EACH PARTY HEREBY WAIVES (FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS) TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY SUCH PARTY AGAINST ANY OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

            (i) Except as set forth in Section 14, each party shall be responsible for all of its own costs and expenses associated with its execution and delivery of this Contract.

            (j) Any legal action or proceeding with respect to this Contract may be brought in the courts of the State of Florida or of the United States of America for the Miami District and the appellate courts of any thereof, and by execution and delivery of this Contract, each party to this Contract hereby accepts, generally and unconditionally, the jurisdiction of the aforesaid courts. The venue for any proceeding shall be Miami-Dade County. Each party to this Contract hereby expressly and irrevocably submits to the in personam jurisdiction of the foregoing courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Contract. To the extent permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Contract or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of such party in any such court.

            (k) To the fullest extent permitted under applicable law, each party to this Contract irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court referred to in this Section 26, any claim that any such suit, action or proceeding has been brought in an inconvenient forum, any claim that it is not personally subject to the jurisdiction of any such court or that this Contract or the subject matter hereof may not be enforced in or by such court.

            (l) No party shall issue any press release or public statement (a "Release") with respect to the transactions contemplated by this Contract prior to a closing without the prior written consent of all parties to this Contract and (ii) after any such closing, any Release issued by any of Seller or Purchaser shall be subject to the review and approval of the other parties

(which approval shall not be unreasonably withheld). If Seller or Purchaser is required by law to issue a Release, such party shall, if practicable, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Release to the other parties for their review. The Seller hereby consents to the filing of the Contract with the SEC.

            (m) As used in this Contract, the singular shall include the plural and the masculine gender shall include the feminine and neuter and vice versa, as the context requires.

            (n) Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder," when used with reference to this Contract, refer to this Contract as a whole, unless the context otherwise requires.

            (o) The Exhibits annexed hereto, and the capitalized terms defined therein, are hereby incorporated by reference into the body of this Contract as if the same were fully set forth herein.

            (p) Whenever used herein, the term "including" shall be construed to mean "including without limitation."

            (q) Attorneys Fees and Legal Expenses. In the event any action is instituted by a party hereto concerning any misrepresentation or any breach of any of the warranties, covenants or agreements contained in this Contract, the prevailing party in such action shall be entitled to all costs and expenses (including, but not limited to, attorneys' fees, legal expenses and court costs) incurred in such action and any appeal therefrom.

            (r) Further Assurances. Purchaser and Seller will, at any time prior to, at, or after a closing contemplated hereby, duly execute and deliver to the other party any additional documents which either Purchaser or Seller reasonably determine are necessary in connection with the consummation of this Contract, and the failure of either party to demand such document at or before a closing shall not alleviate the obligation of the other party to execute and deliver the same at any time upon request of Purchaser or Seller.

            (s) Survival of Representations, Warranties, Agreements and Covenants. All of the representations, warranties, agreements and covenants of Seller set forth in this Agreement (including, without limitation, the representations, warranties, agreements and covenants of Seller set forth in any Exhibit hereto) shall survive each closing, provided, however, that the rights of any Purchaser Indemnified Party to bring a claim on account of any such representation, warranty, agreement or covenant shall be subject to the limitations set forth in Section 25.

            (t) Survival of Representations, Warranties, Agreements and Covenants. All of the representations, warranties, agreements and covenants of Purchaser set forth in this Agreement shall survive the Closing.

            (u) The phrase "to the knowledge of Seller" or similar phrase as used in this Contract means the conscious awareness at the time such knowledge speaks, of the following officers or employees of Seller: Michael Swerdlow, Frank Zohn, Ted Stotzer, Jim McCulla,

Connie Hurst (and any replacement property manager for a Center, if Connie Hurst is not the property manager for the Center as of the closing date), and Roger Leblanc.

            (v) General Partner. Notwithstanding anything contained herein any obligation, representation, covenant or indemnity made hereunder by any General Partner shall be deemed to relate solely to the Partnership and property that corresponds to such General Partner.

      28. Definitions. The following capitalized terms used in this Contract shall, unless the context otherwise requires, shall have the following meanings:

            "Additional Purchase Price" shall have the meaning assigned to such term in Section 16(d)(v).

            "Affiliate" means with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person,. (ii) any other Person owning or controlling 10% or more of the outstanding voting securities of or other ownership interests in such Person, (iii) any officer, director, member or partner of such Person or (iv) if such Person is an officer, director, member or partner, any other Person for which such Person acts in any such capacity.

            "Anchor Tenant" means, with respect to a Center, a Tenant occupying 20,000 square feet or more within that Center.

            "Assumption Fees" means the assumption fee payable to the CMBS Lenders in the amount of one (1%) percent of the unpaid principal balance of the CMBS Notes and all other costs and expenses (including attorneys' fees) payable to the CMBS Lender pursuant to the terms and provisions of the CMBS Loan Documents, or as otherwise required by the CMBS Lender, in connection with obtaining the consent of the CMBS Lender to the sale of the Equity Interest or the Properties to Purchaser, and to the pledge of the CMBS Equity to Seller to secure the PM Note.

            "Benefit Plan" shall mean an "employee benefit plan" within the meaning of Section 3(2) of ERISA, or any employment, consulting, severance parachute or change in control, or other similar contract agreement, arrangement or policy, or any plan arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

            "Brainfood Adjustment Amount" shall have the meaning assigned to such term in Section 16.

            "Brainfood Note" means the note described in Section 16(a).

            "Brainfood Reconciliation Date" shall have the meaning assigned to such term in Section 16(a).

            "Brainfood Replacement Lease" shall have the meaning assigned to such term in Section 16(a).

            "Brainfood Replacement Tenant" shall have the meaning assigned to such term in Section 16(a).

            "Brainfood Space" shall have the meaning assigned to such term in
Section 16(a).

            "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in the State of New York or the State of Florida.

            "Casualty" means any physical damage or destruction to any Property, including by means of fire, casualty or any other act or occurrence.

            "Center" shall have the meaning assigned to such term in the Recitals of this Contract.

            "Claims" means any Liabilities, obligations, losses, damages, penalties, assessments, actions or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses, whether or not suit is brought, and settlement costs) and disbursements.

            "CMBS Centers" means the Oakwood Plaza Center, the Oakwood Business Center, the Cypress Creek Station Center, the Kendale Lakes Center and the Cross County Center.

            "CMBS Closing" shall have the meaning assigned to such term in
Section 12.

            "CMBS Closing Date" shall have the meaning assigned to such term in
Section 12.

            "CMBS Debt" means, collectively, the loans evidenced by the CMBS Notes.

            "CMBS Equity" means the Equity Interests attributable to the CMBS Centers.

            "CMBS Lender" means the holder of the CMBS Notes as of the Closing Date.

            "CMBS Loan Documents" means the CMBS Notes and any other documents evidencing, securing or guarantying the obligations under the CMBS Notes.

            "CMBS Lost Rent" shall have the meaning assigned to such term in
Section 16(b)(i).

            "CMBS Maximum Loan Amount" shall mean $162,828,873.

            "CMBS Notes" means the notes described on Exhibit J.

            "CMBS Set-Off Amount" shall have the meaning assigned to such term in Section 16(b)(iii).

            "CMBS Vacancy Note" shall have the meaning assigned to such term in
Section 16(b).

            "CMBS Vacancy Reconciliation Date" shall have the meaning assigned to such term in Section 16(b).

            "CMBS Vacant Tenant Value" shall have the meaning assigned to such term in Section 16(b).

            "CMBS Vacated Space" shall have the meaning assigned to such term in
Section 16(b).

             "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Contract. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Contract, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Contract containing such reference.

            "Contingency Date" shall have the meaning assigned to such term in
Section 6.

            "Contracts" means all written contracts or agreements to which any Partnership is a party or by which it or its assets is or are bound.

            "Cure Deadline" shall have the meaning assigned to such term in
Section 7.

            "Cure Election Deadline" shall have the meaning assigned to such term in Section 7.

            "Current Liabilities" means, with respect to any Person, all current Liabilities of such Person, including any Liabilities for the following:

                  (i) prepaid rents and other prepaid accounts receivable previously received;

                  (ii) real estate taxes, assessments and personal property taxes attributable to the period prior to the Closing Date, whether or not due and payable;

                  (iii) taxes payable by such Person relating to operations prior to the Closing Date, including, without limitation, business and occupancy taxes and sales taxes, if any;

                  (iv) all other payables of such Persons, if any, not otherwise apportioned herein; and

                  (v) all other Liabilities of such Person that would be deemed current liabilities under GAAP.

            "Damages" shall mean damages, Liabilities, losses (including, without limitation, diminution in value), obligations, deficiencies, claims, demands, Taxes, fines, penalties, costs and expenses of any kind or nature whatsoever (whether or not arising out of third-party claims), including, without limitation, interest, costs of mitigation, losses in connection with any Environmental Law (including, without limitation, any clean-up or remedial action), lost profits, losses resulting from any shutdown or curtailment of operations, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing.

            "DISCLOSURE SCHEDULE" shall mean the schedule attached hereto as Exhibit K which sets forth the exceptions to the representations and warranties contained in Section 17 and Section 18, respectively, and certain other information called for by this Contract. The exceptions shall be memorialized in sections within the DISCLOSURE SCHEDULE which cross-reference the particular representations and warranties to which they relate.

            "Earnest Money Deposit" shall have the meaning assigned to such term in Section 3.

            "Environmental and Engineering Report" shall have the meaning assigned to such term in Section 5.

            "Environmental Laws" means all present and future federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies or orders, and other authorities, which relate to the environment and/or classify, regulate, impose liability, obligations, restrictions on ownership, occupancy, transferability or use of the Property, and/or list or define hazardous substances, materials, wastes, contaminants, pollutants and/or the Hazardous Materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601, et seq., as now or hereafter amended, the Resources Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as now or hereafter amended, the Hazardous Materials Transportation Act, 49 U.S.C. Section 1081, et seq., as now or hereafter amended, the Clean Water Act, 33 U.S.C. Section 1251, et seq., as now or hereafter amended, the Clean Air Act, 42 U.S.C. Section 7901, et seq., as now or hereafter amended, the Toxic Substance Control Act, 15 U.S.C. Sections 2601 through 2629, as now or hereafter amended, the Public Health Service Act, 42 U.S.C. Sections 300f through 300j, as now or hereafter amended, the Emergency Planning and Community Right-to-know Act, 42 U.S.C. Sections 11001 to 11050, as now or hereafter amended, the Occupational Safety and Health Act, 29 U.S.C. Sections 651 to 678, as now or hereafter amended, and any similar federal, state or local laws and ordinances and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto and other federal, state and local laws relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Materials.


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

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with any Partnership, as defined in Section 414(b), (c), (m) or (o) of the Code, or under "common control" with any Partnership within the meaning of Section 4001(b)(1) of ERISA.

            "Escrow Agent" means Lawyers Title Insurance Corporation located in Fort Lauderdale, Florida (provided that the Earnest Money Deposit shall be handled in accordance with Section 3).

            "Escrow Agreement" means the Escrow Agreement, dated as of the date hereof, among Seller, Purchaser and Escrow Agent.

            "Estoppel Certificate" has the meaning set forth in Section 10(b).

            "Estoppel Cure Deadline" has the meaning set forth in Section 10(b).

            "Estoppel Cure Notice" has the meaning set forth in Section 10(b).

            "Estoppel Delivery Deadline" has the meaning set forth in Section 10(a).

            "Estoppel Objection Matter" has the meaning set forth in Section 10(b).

            "Estoppel Objection Notice" has the meaning set forth in Section 10(b).

            "Estoppel Termination Notice" has the meaning set forth in Section 10(c)(ii).

            "Final Lender Estoppel" means, with respect to the CMBS Debt, a certificate executed by the CMBS Lender substantially in form attached hereto as Exhibit P or as otherwise approved by the CMBS Lender and reasonably satisfactory to Purchaser.

            "Force Majeure" means a public emergency, act of God or other similar cause beyond Purchaser's control.

            "Fraud Claims" shall have the meaning assigned to such term in
Section 25(a)(i).

            "GAAP" means generally accepted accounting principles and practices consistently applied for all periods so as to properly reflect the financial condition, results of operations and changes in cash flows of any entity.

            "GECC Pledge" means the Amended and Restated Pledge and Security Agreement dated as of February 23, 2000, as amended, made by SREG Operating Limited Partnership, Swerdlow Real Estate Group, Inc., SREG Holdings, Inc., SREG SC Management, Inc., PM SREG Holdings, LLC, MJS SREG, LLC, SREG DMA LLC and SREG Management Company, Inc., collectively, as Pledgor, to General Electric Capital Corporation, as Lender.

            "General Claims" shall have the meaning assigned to such term in
Section 25(a)(iv).

            "General Partners" means each of the Delaware corporations listed on Exhibit A hereto.

            "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including without limitation, any court).

            "Governing Documents" shall have the meaning assigned to such term in Section 17(b).

            "Guarantors" means, collectively, Swerdlow Real Estate Group, Inc., a Maryland corporation, and SREG Operating Limited Partnership, a Delaware limited partnership.

            "Hollywood Center" means Hollywood Plaza Center and the Park Plaza Center as described on Exhibit A.

            "Hollywood Closing" shall mean the Closing with respect to the Hollywood Center.

            "Hollywood Equity" shall mean the Equity Interest attributable to the Hollywood Center.

            "Hollywood Vacancy Note" shall have the meaning assigned to such term in Section 16(c).

            "Hollywood Vacant Tenant Value" shall have the meaning assigned to such term in Section 16(c).

            "Hazardous Material" means all hazardous wastes, toxic substances, pollutants, contaminants, radioactive materials, flammable explosives and other such materials, including, but not limited to, substances defined as "hazardous substances," "hazardous materials," "toxic substances," "toxic pollutants," or "infectious waste" in any applicable laws or regulations, including, but not limited to, the Environmental Laws, and any material that has been shown to have significant adverse effects on human health, including, but not limited to, asbestos, polychlorinated biphenyls ("PCBs"), urea formaldehyde foam insulation, petroleum products (including any products or by-products therefrom), lead-based paints, and any material containing or constituting any of the foregoing, and any such other substances, materials and wastes which are or become regulated by reason of actual or threatened risk of toxicity causing injury or illness, under any Environmental Laws or other applicable federal, state or local law, statute, ordinance or regulation, or which are classified as hazardous or toxic under current or future federal, state or local laws or regulations.

            "Improvements" shall mean all buildings, structures, fixtures and other improvements now or hereafter located on, over and under the Property, including, but not limited to, the heating, ventilating, air conditioning, lighting, plumbing, water, electrical, gas and sewer fixtures, equipment and systems located thereon and the landscaping thereon.

            "Indemnified Parties" shall have the meaning assigned to such term in Section 26.

            "Inspection Materials" shall have the meaning assigned to such term in Section 5.

            "Landlord Estoppel Certificate" shall have the meaning assigned to such term in Section 10(a).

            "Lease" means any lease, license or occupancy agreement with respect to any of the Properties.

            "Lesser Tenant" shall have the meaning assigned to such term in
Section 1(b)(i).

            "Liabilities" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

            "Licenses" means all licenses, permits, certificates, approvals and authorizations issued or required with respect to the ownership and operation of each Property.

            "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge.

            "Material Adverse Change" means a material adverse change occurring from and after the date hereof in the business, operations or financial condition of a Partnership or of a Center.

            "Material Adverse Effect" means (i) any material adverse effect or change in the condition, assets, Liabilities or Liens of any Center or on the ability of any Partnership to operate its respective Center in the manner which its has been operated historically, or any event or condition which would, with the passage of time, constitute such a material adverse effect or Material Adverse Change, (ii) any material adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, Liabilities or operations of any Partnership or any event or condition which would, with the passage of time, constitute a material adverse effect or Material Adverse Change and (iii) any Material Adverse Change in the ability of any Seller or Swerdlow to consummate the transactions contemplated hereby, or any event or condition which would, with passage of time, constitute a material adverse effect or Material Adverse Change.

            "Material Agreements" means all of the material notes, bonds, mortgages, indentures, licenses, leases, contracts and other instruments and obligations to which such entity is a party or by which it or any of its respective properties (including any Center within which such entity directly or indirectly owns any ownership interests) may be bound.

            "Millenia Adjacent Property" shall have the meaning assigned to such term in Section 20(a).

            "Millenia Amount" shall have the meaning assigned to such term in
Section 1(b).

            "Millenia Closing" means the closing with respect to the Millenia Center.

            "Millenia Equity" means the Equity Interests attributable to Millenia Center.

            "Millenia Formula" shall have the meaning assigned to such term in
Section 1(b).

            "Millenia Leases" shall have the meaning assigned to such term in
Section 1(b)(i).

            "New Leases" shall have the meaning assigned to such term in Section 16(d).

            "Objection Matter" shall have the meaning assigned to such term in
Section 7.

            "Objection Notice" shall have the meaning assigned to such term in
Section 7.

            "Order" means any statute, order, rule or regulation of any Governmental Authority.

            "Ordinary Course of Business" means, with respect to any of the Partnerships, the ordinary and prudent course of business consistent with past customs and practices of such Partnership or otherwise consistent with industry standards for the maintenance and operation of properties similar in size, quality, type and location to the Property owned by such Partnership.

            "Ownership Claims" shall have the meaning assigned to such term in
Section 25(a)(ii).

            "Partnership" means each of the Delaware limited partnerships listed on Exhibit A hereto.

            "Permitted Lost Rent Basket" means the following amounts with respect to the following Centers:

            Oakwood Plaza               $125,074

            Oakwood Business Center      $81,092

            Hollywood Hills Plaza        $95,644
             (includes Park Plaza)

            Cypress Creek Station       $114,794


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

            Kendale Lakes Plaza          $27,399

            Cross County Plaza                $0

            "Permitted Title Exceptions" shall mean: (a) as to the CMBS Center, the Liens granted as of the date hereof to secure the CMBS Notes (but only if the lenders with respect to the CMBS Debt shall have provided Preliminary and Final Lender Estoppels as contemplated by Sections 2(a) and 19(a)); (b) as to each Center, any other exceptions to title expressly disclosed in the title reports as applying to such Center, other than any such exceptions as to which Purchaser timely shall have delivered an Objection Notice pursuant to Section 7 (provided, however, that if (1) Seller shall not have elected to cure such Objection Matter, or (2) Seller shall have elected to cure such Objection Matter and then failed to effect such cure by the Cure Deadline, and Purchaser nonetheless shall have delivered the Purchaser's Election Not to Terminate, then such Objection Matter, to the extent that it affects title to a Center, shall be a Permitted Title Exception with respect to that Center); and (c) any other exceptions previously approved in writing by Purchaser.

            "Person" means any natural person, corporation, limited partnership, limited liability company, limited liability partnership, general partnership, joint stock company, joint venture, real estate investment trust, association, company, trust, bank, trust company, land trust, business trust or other organization irrespective of whether it is a legal entity, or any government or agency or political subdivision thereof.

            "Pre-Closing Partial Period" shall have the meaning assigned to such term in Section 21(c)(ii).

            "Preliminary Lender Estoppel" means, with respect to the CMBS Debt, a certificate executed by the CMBS Lender substantially in the form attached hereto as Exhibit P or as otherwise approved by the CMBS Lender and reasonably satisfactory to Purchaser.

            "Preliminary Title Report" shall have the meaning assigned to such term in Section 5(b).

            "Prepaid Payables" means any payments made by or on behalf of each Partnership prior to the Closing Date for payment obligations and other Liabilities of such Partnership relating to a period which extends in whole or in part beyond the Closing Date, in each case to the extent such obligations or Liabilities are attributable to the period after the Closing Date (e.g., real estate taxes paid prior to Closing for a period that includes any days after the Closing will be deemed a Prepaid Payable to the extent of the payment attributable to the period after Closing). "Prepaid Payables" shall include:

                  (i) prepaid real estate taxes, assessments and personal property taxes, if any, on the basis of the fiscal years, respectively, for which same have been assessed;

                  (ii) reserves, deposits, escrow funds and cash collateral held by Lender;


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

                  (iii) prepaid charges and payments under Contracts or permitted renewals or replacements thereof:

                  (iv) prepaid fees for Licenses and annual permit and inspection fees;

                  (v) prepaid utilities, including, without limitation, water charges, sewer rents, telephone, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings;

                  (vi) prepaid deposits with telephone and other utility companies, and any other Persons who supply goods or services to any Partnership;

                  (vii) prepaid trade association dues and trade subscriptions; and

                  (viii) all other prepaid payables of each Partnership, if any, not otherwise described herein.

            "PM Note" shall have the meaning assigned to such term in Section 2(c).

            "Property" means each of the premises, and all improvements thereon, with the legal description set forth on Exhibit A.

            "Property Permits" shall have the meaning assigned to such term in
Section 17(c).

            "Purchaser's Election Not to Terminate" shall have the meaning assigned to such term in Section 9.

            "Purchaser Indemnified Party" shall have the meaning assigned to such terms in Section 25(a).

            "REIT" shall have the meaning assigned to such term by Code Section 856 and any applicable state or local counterparts thereto.

            "Relevant Centers" means: (a) with respect to the CMBS Closing, the Centers identified on Exhibit A as the Oakwood Plaza, Oakwood Business Center, Cypress Creek Stations, Kendale Lakes Plaza and Cross County Plaza Centers; (b) with respect to the Hollywood Closing, the Hollywood Hills Plaza Center; and (c) with respect to the Millenia Closing, the Millenia Center.

            "Rent Roll" means the rent roll attached hereto as Exhibit F.

            "Replacement Lease" means a lease for vacant space that satisfies, in each case, each of the following requirements: (1) the lease shall have been approved by Purchaser, in its sole discretion; (2) the lease shall be to a tenant who has taken occupancy, who has provided all required security and other deposits due upon the commencement of the lease, whose obligation to pay rent has commenced, who is not in default with respect to any obligation under its lease to


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

pay rent, and who has executed a tenant estoppel certificate reasonably acceptable to Purchaser; and (3) Seller shall have paid all lease commissions, tenant improvement costs, tenant relocation costs or other similar costs payable by the landlord under the lease, and Seller further shall have paid to the Partnership owning the Center within which the applicable vacant space is located an amount equal to any rent credits, rent abatements or other tenant inducements provided to the tenant under the lease (as reasonably calculated by Purchaser).

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Deposits" mean all security, other deposits, advance rentals and other collateral received under the Leases.

            "Seller Indemnified Party" shall have the meaning assigned to such terms in Section 25(c).

            "Seller Indemnifying Party" shall have the meaning assigned to such terms in Section 25(a)(iii).

            "Shop Space" shall have the meaning assigned to such term in Section 1(b).

            "Shop Tenants" shall have the meaning assigned to such term in
Section 10(a).

            "Stabilized Rent" for a particular lease means the full contractual annualized base rent due under the lease by its terms, calculated without regard to any annual increase in base rent but after the expiration or exhaustion of any rent abatement periods, rent credits or similar tenant inducements provided under such lease and without giving credit for any portion thereof which exceeds the then current market rental for similar space, as established by Seller and approved by Purchaser, which approval shall not be unreasonably withheld. For purposes of applying these principles: (A) a lease shall be deemed to include a "tenant inducement" for a particular month if the annualized contractual base rent payable for said month under the lease is more than 15% less than the annualized contractual base rent payable under the terms of the lease for the immediately following month (disregarding for purposes of this calculation formulaic inflation based adjustments which, when assessed in the context of circumstances existing at the time of execution of the lease, were reasonably established so as to call for increases that likely would not exceed the actual future rate of inflation); and (B) if the terms of the lease call for the scheduled annualized base rent to reduce from time to time during the term of the lease, then the full annualized contractual base rent of the lease for purposes of these calculations shall be deemed to be the lowest scheduled annualized base rent called for by the lease after the commencement of any such reductions.

            "Subject Allocation" shall have the meaning assigned to such term in
Section 21(c)(iii)(2)(d).

            "Subsidiary" when used in respect to any party means any corporation, partnership, limited liability company, joint venture or other entity, (i) of which such party


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

directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or (ii) as to which such party owns, directly or indirectly, a majority of the equity interests therein.

            "Tax" or "Taxes" means mean all taxes, charges, fees, levies or other assessments, payable to or imposed by any Governmental Authority, including, without limitation, all net income, gross income, gross receipts, sales, use, VAT, service, service use, ad valorem, transfer, franchise, license, lease, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, real and personal property, gift, windfall profits or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign). The terms "Tax" and "Taxes" include any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other person.

            "Tax Claims" shall have the meaning assigned to such term in Section 25(a)(iii).
            "Tax Returns" means all returns, declarations, reports, estimates, statements, schedules, information returns or other information or documents with respect to any Tax (including without limitation information returns and other material information).

            "Tenants" means all persons and entities renting or occupying space under the Leases.

            "Tenant Estoppel Certificate" shall have the meaning assigned to such term in Section 10(a).

            "Threshold Lease" means a lease to a Shop Tenant if:

            (i) the new lease has an initial term of not less than five (5) years and, including options to renew or extend, if any, not more than an additional ten (10) years;

            (ii) in the event an option to renew or extend is granted to the proposed Shop Tenant, said option to renew or extend must increase the minimum annual rental not less than fifteen percent (15%);

            (iii) the intended use of the leased premises is "retail," or office space consistent with a neighborhood shopping center, and does not violate any existing exclusive or restrictive use covenant in any existing leases in the Center within which the leased premises is located or any other agreement affecting said Center;


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

            (iv) the initial minimum annual rental shall be not greater than 115% of the then current market rental for similar space, and shall increase not less than six percent (6%) every three (3) years;

            (v) the new lease shall be categorized as being "triple net" and the proposed Shop Tenant shall pay its pro rata share of all common area maintenance costs (including a 15% administrative fee thereon), real estate taxes and insurance;

            (vi)  the proposed Shop Tenant has a reasonable financial statement;

            (vii) the proposed Shop Tenant has reasonable business experience and expertise to operate a retail store;

            (viii) the proposed new lease shall not include any type of "exclusive or restrictive" use provision which could be applied to restrict the use of space within the Center then or thereafter occupied by a tenant leasing at least 5,000 square feet within the Center; and

            (ix) the proposed Shop Tenant cannot unreasonably terminate its lease during the first five (5) years of the lease term or otherwise include terms more burdensome on the landlord than those applying under the form lease currently used by the Partnership owning the Center.

            "Title Company" means Lawyers Title Insurance Corporation, Branch Office, Fort Lauderdale, Florida.

            "Transfer Taxes" shall have the meaning assigned to such term in
Section 14(b).

            "Utilities" shall have the meaning assigned to such term in Section 17(t).

            "Violation" shall have the meaning assigned to such term in Section 17(b).


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

      29. Exhibits. The parties acknowledge that this Contract is being executed in advance of completion of all of the exhibits contemplated by the text of this Contract. Swerdlow Seller and Purchaser agree to work together in good faith to complete all said exhibits by the fifth (5th) business day after the date of this Contract and to attach the same hereto in a manner reasonably acceptable to all parties.

                [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]


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

            IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the date and year first above written.

                                    SWERDLOW:

                                    SWERDLOW REAL ESTATE GROUP, INC.

                                    By: /s/ Theodore R. Stotzer
                                        --------------------------------------
                                        Name:  Theodore R. Stotzer
                                        Title: Executive Vice President


                                    SELLERS:

                                    SREG OPERATING LIMITED PARTNERSHIP

                                    By:   Swerdlow Real Estate Group, Inc.

                                          By: /s/ Theodore R. Stotzer
                                              --------------------------------
                                              Name:  Theodore R. Stotzer
                                              Title: Executive Vice President

                                    SREG OAKWOOD PLAZA, INC.

                                    By: /s/ Theodore R. Stotzer
                                        --------------------------------------
                                        Name:  Theodore R. Stotzer
                                        Title: Executive Vice President

                                    SREG OBC, INC.

                                    By: /s/ Theodore R. Stotzer
                                        --------------------------------------
                                        Name:  Theodore R. Stotzer
                                        Title: Executive Vice President

                                    SREG HOLLYWOOD HILLS, INC.

                                    By: /s/ Theodore R. Stotzer
                                        --------------------------------------
                                        Name:  Theodore R. Stotzer
                                        Title: Executive Vice President

                                    SREG CYPRESS CREEK, INC.

                                    By: /s/ Theodore R. Stotzer
                                        --------------------------------------
                                        Name:  Theodore R. Stotzer
                                        Title: Executive Vice President

                                    SREG KENDALE, INC.

                                    By: /s/ Theodore R. Stotzer
                                        --------------------------------------
                                        Name:  Theodore R. Stotzer
                                        Title: Executive Vice President

                                    SREG CROSS COUNTY, INC.

                                    By: /s/ Theodore R. Stotzer
                                        --------------------------------------
                                        Name:  Theodore R. Stotzer
                                        Title: Executive Vice President

                                    SREG (MILLENIA) INC.

                                    By: /s/ Theodore R. Stotzer
                                        --------------------------------------
                                        Name:  Theodore R. Stotzer
                                        Title: Executive Vice President

                                    PURCHASER:

                                    PRICE ENTERPRISES, INC.

                                    By: /s/ Mark T. Burton
                                        --------------------------------------
                                        Name:  Mark T. Burton
                                        Title: Senior Vice President-
                                               Acquisitions


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

                                    EXHIBIT A

                        SCHEDULE OF CENTERS, PARTNERSHIPS
                              AND GENERAL PARTNERS

                                             Partnership
                                          (each a Delaware   General Partner
                                               Limited      (each a Delaware
    Center Name       Property Location     Partnership)      corporation)
-------------------  -------------------  ----------------  --------------------

Oakwood Plaza        3800 Oakwood Blvd.,  Oakwood Plaza     SREG Oakwood
                     Hollywood, FL        Limited           Plaza, Inc.
                                          Partnership

Oakwood Business     200 Oakwood Lane,    Oakwood           SREG OBC, Inc.
Center               100 and 200 Oakwood  Business Center
                     Blvd.,               Limited
                     Hollywood, FL        Partnership

Hollywood Hills      3251 Hollywood       Hollywood Hills   SREG Hollywood
Plaza (includes      Blvd., and North     Plaza Limited     Hills, Inc.
Park Plaza)          Park Road,           Partnership
                     Hollywood, FL

Cypress Creek        6303 North Andrews   Cypress Creek     SREG Cypress
Station              Avenue               Associates        Creek, Inc.
                     Ft. Lauderdale, FL   Limited
                                          Partnership

Kendale Lakes Plaza  14091 North Kendall  Kendale Lakes     SREG Kendale,
                     Drive                Plaza Limited     Inc.
                     Miami, FL            Partnership

Cross County Plaza   4254 Okeechobee      Cross County      SREG Cross
                     Blvd.                Associates        County, Inc.
                     West Palm Beach,     Limited
                     Florida              Partnership

Millenia Plaza       Orlando, FL          Millenia Plaza    SREG (Millenia)
                                          Associates I      Inc.
                                          Limited
                                          Partnership]


                             Exhibit A - Page 1 of 1